UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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COMVERGE, INC.
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Comverge, Inc.
5390 Triangle Parkway, Suite 300
Norcross, GA 30092

Dear Stockholder:

On behalf of the Board of Directors of Comverge, Inc., a Delaware corporation, I cordially invite you to attend our annual stockholders’ meeting to be held on Tuesday, May 10, 2011, at 3:00 p.m. Eastern Daylight Time, at our principal executive office located at 5390 Triangle Parkway, Suite 300, Norcross, Georgia 30092.

This year, we are again pleased to be using electronic distribution of our materials, as provided by the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of the proxy statement and our 2010 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this proxy statement, our 2010 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. As a leading provider of intelligent energy management solutions, we believe that employing this distribution process will aid in conserving our natural resources and reduce the costs of printing and distributing our proxy materials.

We hope that you will be able to attend the meeting. Your vote is important. Regardless of whether you plan to attend, please submit your proxy by phone, via the Internet, or if you received a paper copy of the proxy materials by signing, dating, and returning the enclosed proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask your broker, trust, bank or other nominee in whose name the shares are held to provide you with evidence of your beneficial share ownership. We look forward to seeing you at the meeting.

Thank you for your ongoing support of and continued interest in Comverge.

Sincerely,

R. Blake Young
President and Chief Executive Officer

Norcross, Georgia
March 18, 2011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, MAY 10, 2011

Date and Time	Tuesday, May 10, 2011; 3:00 p.m., Eastern Daylight Time
Place	5390 Triangle Parkway, Suite 300, Norcross, Georgia 30092
Items of Business	(1)	To elect two Class I directors to Comverge’s Board of Directors to serve until the 2014 annual stockholders’ meeting or until their successors have been elected and qualified;
	(2)	To approve the Company’s Sixth Amended and Restated Certificate of Incorporation;
	(3)	To approve, by non-binding vote, the advisory resolution on the Company’s executive compensation;
	(4)	Advisory (non-binding) vote, on the frequency of future advisory votes on the Company’s executive compensation;
	(5)	To ratify the appointment of PricewaterhouseCoopers, LLP, as our independent registered public accounting firm for 2011; and
	(6)	To transact such other business as may properly come before the meeting or at any adjournments or postponements thereof.
Record Date	You are entitled to vote only if you were a Comverge stockholder as of the close of business on March 14, 2011.
Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided.

By order of the Board of Directors, Matthew H. Smith Senior Vice President, General Counsel and Secretary

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about March 18, 2011.

COMVERGE, INC.

Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held on Tuesday, May 10, 2011

TABLE OF CONTENTS

COMVERGE, INC.

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE 2011 ANNUAL MEETING OF STOCKHOLDERS BEING HELD?

The 2011 Annual Meeting of stockholders of Comverge, Inc., a Delaware corporation, will be held on Tuesday, May 10, 2011. The Annual Meeting will be held at 3:00 p.m. Eastern Daylight Time, at 5390 Triangle Parkway, Suite 300, Norcross, Georgia 30092.

ON WHAT DATE WAS THIS PROXY STATEMENT FIRST MADE AVAILABLE TO STOCKHOLDERS?

The approximate date on which this proxy statement and the accompanying materials were first made available to stockholders was March 18, 2011.

WHO IS SOLICITING MY VOTE?

The accompanying proxy is solicited by Comverge’s Board of Directors for use at the Annual Meeting and any adjournments thereof.

HOW ARE VOTES BEING SOLICITED?

In addition to solicitation of proxies by mail and via the internet, certain directors, officers, representatives and employees of Comverge may solicit proxies by telephone and personal interview. These individuals will not receive additional compensation from Comverge for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Additionally, we have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $14,500 in the aggregate. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by Comverge for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Comverge common stock.

WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

There are five proposals scheduled to be voted on at the Annual Meeting, each of which is discussed within this proxy statement:

1.	Election of two Class I members of our Board of Directors to serve until the 2014 annual stockholders’ meeting or until their successors have been elected and qualified;

2.	Approval of the Company’s Sixth Amended and Restated Certificate of Incorporation;

3.	Approval, by non-binding vote, of the advisory resolution on the Company’s executive compensation;

4.	Advisory (non-binding vote), on the frequency of future advisory votes on the Company’s executive compensation; and

5.	Ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2011.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

WHO IS PAYING THE SOLICITATION COST?

The expense of preparing, printing and mailing proxy solicitation materials will be borne by Comverge. We estimate that the cost of this proxy solicitation will be approximately $79,000, which includes approximately $19,000 incurred as of the time this proxy was made available.

WHO MAY VOTE AT THE MEETING?

Our Board of Directors has approved March 14, 2011 as the record date for the Annual Meeting. If you owned our common stock at the close of business on March 14, 2011, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on each of the matters to be voted on at the Annual Meeting. As of March 14, 2011, there were 25,344,538 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

HOW DO I VOTE?

If you received a notice regarding Internet availability of the proxy materials, you may follow the instructions provided in the notice to access the proxy materials and to vote your proxy via the Internet.

If you received a paper copy of the proxy materials, you may vote by signing, dating and returning the enclosed proxy card in the enclosed envelope or attending the meeting in person.

You may also vote by using a toll-free telephone number or the Internet. Instructions about these ways to vote appear on the proxy card. If you vote by telephone or Internet, please have your proxy card and control number available.

Votes submitted by mail, telephone or Internet will be voted at the Annual Meeting in accordance with the directions you provide; or if no direction is indicated, they will be voted in favor of the proposals set forth in the notice attached hereto.

CAN I CHANGE MY VOTE?

Any stockholder giving a proxy has the power to revoke it at any time before it is voted (i) by notifying us in writing of such revocation, (ii) by submitting a later-dated proxy card or telephone or Internet vote, or (iii) by attending the meeting in person and voting in person. Notices to us should be directed to Matthew H. Smith, Senior Vice President, General Counsel and Corporate Secretary, Comverge, Inc., 5390 Triangle Parkway, Suite 300, Norcross, Georgia 30092. Stockholders who submit proxies and attend the meeting to vote in person are requested to notify Mr. Smith at the meeting of their intention to vote in person at the meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

The presence, in person or by proxy, of a majority of the outstanding shares of Comverge common stock is required to hold the meeting and to conduct business.  As of March 14, 2011, there were 25,344,538 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS INSTEAD OF A PAPER COPY OF THE PROXY MATERIALS?

This year, we are again pleased to be using electronic distribution of our materials, as provided by the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to receive proxy materials in printed form by mail or to access proxy materials electronically for future proxy material distributions.

WHY DIDN’T I RECEIVE A NOTICE IN THE MAIL ABOUT THE INTERNET AVAILABILITY OF THE PROXY MATERIALS?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an email containing a link to the website where those materials are available and a link to the proxy voting website.

HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

• View our proxy materials for the Annual Meeting on the Internet; and

• Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on the investor relations section of our website at http://ir.comverge.com.

Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

HOW MAY I OBTAIN A PAPER COPY OF THE PROXY MATERIALS?

Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders receiving notice of the availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

The preliminary voting results will be announced at the meeting.  In addition, SEC Rules, require company disclosure of shareholder voting results to be reported on a Form 8-K filed within four business days after the Annual Meeting.  As a result, we will report our voting results as required on a Form 8-K within four business days after the Annual Meeting.

DOES THE COMPANY HAVE A WEBSITE?

Comverge’s website is located at http://www.comverge.com.  Additional information concerning our corporate governance practices is located within the investor relations section of our website at http://ir.comverge.com.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE NOTICE OR E-MAIL ABOUT THE INTERNET AVAILABILITY OF THE PROXY MATERIALS OR MORE THAN ONE PAPER COPY OF THE PROXY MATERIALS?

You may receive more than one notice, more than one e-mail or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails).

WHAT IF I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER AND RECEIVE MULTIPLE COPIES OF THE PROXY MATERIALS BUT PREFER TO RECEIVE ONLY ONE, OR I RECEIVE ONLY ONE COPY OF THE PROXY MATERIALS AND WOULD LIKE TO OBTAIN ADDITIONAL COPIES?

If you share an address with another stockholder, in accordance with SEC Rules on “Householding”, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copy by contacting Broadridge Financial Solutions, Inc. at:  (800) 542-1061.  A separate set of proxy materials will be sent promptly following receipt of your request.

If you are a stockholder of record and (i) wish to receive a separate set of proxy materials in the future or (ii) share an address with another stockholder and receive multiple copies of the proxy materials but prefer to receive only one, please contact our transfer agent, American Stock Transfer & Trust Company at: (800) 937-5449.

If you are the beneficial owner of shares held through a broker, trustee or other nominee and you wish to receive a separate set of proxy materials in the future, please call Broadridge Financial Solutions, Inc. at:  (800) 542-1061.

All stockholders may also write to us at the address below to request a separate copy of these materials:

Comverge, Inc.
Attn: Investor Relations
5390 Triangle Parkway, Suite 300
Norcross, GA 30092

HOW MAY I OBTAIN A COPY OF COMVERGE’S 2010 FORM 10-K AND OTHER FINANCIAL INFORMATION?

Stockholders may request a free copy of our 2010 Annual Report, which includes our 2010 Form 10-K, from:
Comverge, Inc.
Attn: Investor Relations
5390 Triangle Parkway, Suite 300
Norcross, GA 30092

Alternatively, stockholders can access the 2010 Annual Report, which includes our 2010 Form 10-K, and other financial information, on Comverge’s Investor Relations website at:  http://ir.comverge.com.

Comverge also will furnish a copy of any exhibit to the 2010 Form 10-K if specifically requested.

PROPOSAL 1
ELECTION OF DIRECTORS

Under the Company’s current Certificate of Incorporation and Bylaws, there are nine members on our Board of Directors, which is divided into three classes (Class I, Class II and Class III) with staggered three-year terms.  At last year’s Annual Meeting, our stockholders approved a stockholder proposal that requested the Board to take the necessary steps to adopt the annual election of each director. The implementation of the stockholder proposal would require an affirmative stockholder vote by at least 66 2/3% of the total number of outstanding shares to amend our current Certificate of Incorporation. In last year’s proxy statement, the Board stated its intention to be responsive to stockholder views and to present amendments to our Certificate of Incorporation at this year’s Annual Meeting in the event that the stockholder proposal was approved. Accordingly, the Board is presenting a Sixth Amended and Restated Certificate of Incorporation for stockholder consideration at this year’s Annual Meeting.  See Proposal 2 – Approval of the Company’s Sixth Amended and Restated Certificate of Incorporation.

At the Annual Meeting, each of the three Class I directors, Alec G. Dreyer, Michael Picchi and Scott B. Ungerer will have completed their terms.  Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Alec Dreyer and Scott Ungerer to serve as the two Class I directors for a three-year term expiring at the 2014 Annual Meeting of Stockholders.  Michael Picchi, our Executive Vice President and Chief Financial Officer, will not stand for election as a Class I director at the Annual Meeting, and has tendered his resignation from the Board effective as of the Annual Meeting.  In his newly appointed role as president of Comverge International, Mr. Picchi will lead the new Company subsidiary and will be transitioning out of the Chief Financial Officer position to assume the full time role and responsibilities of this new position.  Accordingly, our Board of Directors has decided to decrease the number of directors that constitutes the entire board from nine members to eight members, effective as of the completion of Mr. Picchi’s term as a Class I director at the Annual Meeting.

Mr. Dreyer was appointed and has been serving as a director of the Company since January 2008.  Mr. Ungerer has been serving as a director of the Company since October 2009.  If elected, Messrs. Dreyer and Ungerer will serve until our 2014 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal.  If either Mr. Dreyer or Mr. Ungerer is unable or declines to serve as a director, the Board may designate another nominee to fill each vacancy and the proxy will be voted for that nominee or nominees.

During fiscal year 2010, the Board also appointed John McCarter and John Rego to the Board’s Class II and Class III memberships, respectively.  The members of our Board of Directors who are Class II directors (presently, Messrs. McCarter, O’Donnell and Young) will be considered for nomination for election at our 2012 Annual Meeting and will be subject to our stockholders’ approval at this year’s Annual Meeting of Proposal 2 to amend and restate our current Certificate of Incorporation to declassify the Board by adopting an annual election of directors, in which case such director nominees will serve until our 2013 Annual Meeting of Stockholders and until their successors have been elected and qualified or their earlier death, resignation or removal.  The members of our Board of Directors who are Class III directors (presently, Messrs. Jones, Rego and Ms. Brownell) will be considered for nomination for election at our 2013 Annual Meeting and will also be subject to our stockholders’ approval of Proposal 2 at this year’s Annual Meeting, in which case such director nominees will serve until our 2014 Annual Meeting of Stockholders and until their successors have been elected and qualified or their earlier death, resignation or removal.  There are no family relationships among our directors or executive officers.

The table below sets forth the names, ages, class and position of the nominees who are standing for election at the Annual Meeting:

Name	Age	Class	Position
Alec G. Dreyer	53	I	Independent Director
Scott B. Ungerer	53	I	Independent Director

CLASS I DIRECTOR NOMINEES

Class I Directors

Alec G. Dreyer Director since 2008

Alec G. Dreyer became a member of our Board of Directors in January 2008 and serves as the Chairman of the Board and lead director. Mr. Dreyer also serves as Chairman of the Audit Committee and as a member of the Compensation Committee of the Board. Mr. Dreyer previously served on the Nominating and Corporate Governance Committee. Mr. Dreyer has served as Chief Executive Officer of the Port of Houston Authority in Houston, Texas since October 2009.  Mr. Dreyer previously served as the Chief Executive Officer and a director of Horizon Wind Energy, LLC, a wind energy developer, from September 2005 to July 2007, when Horizon was sold to Energias de Portugal, S.A., a major Portuguese utility. From February 2000 to September 2005, Mr. Dreyer served as an Executive Vice President of publicly traded Dynegy, Inc. and President of Dynegy Generation, a division of Dynegy Inc. Prior to February 2000 Mr. Dreyer was President of Illinova Generating Company, and a Senior Vice President of Illinois Power Company. Before starting his career at Illinova, Mr. Dreyer was a Senior Manager in the Accounting and Auditing Services division of PriceWaterhouse in St. Louis. In November 2009, Mr. Dreyer resigned from the board of directors of publicly traded EcoSecurities Group PLC, which is in the business of sourcing, developing and trading carbon credits. Mr. Dreyer had been a non-executive director of EcoSecurities’ board since February 2008, and had served on the audit committee and as Chair of the remuneration committee of EcoSecurities’ board of directors.  Mr. Dreyer received a B.A. from the University of Illinois and an M.B.A. from Washington University in St. Louis.

Scott B. Ungerer Director since 2009

Scott B. Ungerer became a member of our Board of Directors in October 2009 and serves on our Audit and Nominating and Corporate Governance Committees. Since 1996, Mr. Ungerer has been a managing director and founder of EnerTech Capital Partners, a pioneer in the clean technology space that has been successfully investing in energy and clean energy technology companies since 1996.  Mr. Ungerer also serves on the board of directors and is an officer or managing member of various EnerTech Capital Partners-related entities, including, ECPII Management LLC, ECPIII Management LLC, EOI Management LLC and EnerTech, Inc.  Mr. Ungerer’s experience in the energy and power markets has spanned his 29 year career beginning with Atlantic Electric in 1980, including his role as president and chief operating officer of Atlantic Energy Enterprises.  Mr. Ungerer previously served on Comverge's Board of Directors from October 2003 to January 2008.  Mr. Ungerer currently sits on the boards of directors of The NanoSteel Company, a developer of nano-structural materials, and privately-held, CURRENT Group, LLC, Tangent Energy Solutions and CoaLogix, and is also chairman of the National Renewable Energy Lab (NREL) Venture Advisory Board. Mr. Ungerer is also a governing board member of the NIST Smart Grid Interoperability Panel (SGIP), a member of the Princeton Alumni Schools Committee and a former member of the Cleantech Venture Network Advisory Board.  Mr. Ungerer received a B.S. in mechanical engineering from Princeton University.

Vote Required and Board Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required to elect the nominees.  Because abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are not considered votes cast, neither abstentions nor broker non-votes will have any effect on the outcome of this proposal.

If, at the time of or prior to the meeting, the nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute nominee designated by the Board. The Board has no reason to believe that any substitute nominee will be required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. DREYER AND UNGERER

DIRECTORS CONTINUING IN OFFICE

The following table sets forth the names, ages, class and position of each director of Comverge whose term of office will continue after the Annual Meeting:

Name	Age	Class	Position
Nora Mead Brownell	62	III	Independent Director
A. Laurence Jones	58	III	Independent Director
John T. McCarter	59	II	Independent Director
Joseph O’Donnell	65	II	Independent Director
John S. Rego	49	III	Independent Director
R. Blake Young	52	II	Director, President and CEO

Class II Directors

Joseph O’Donnell Director since 2009

Joseph O’Donnell became a member of our Board of Directors in October 2009 and currently serves as the chair of our Nominating and Corporate Governance Committee since October 2010.  Mr. O’Donnell previously served as chairman of our Compensation Committee from October 2009 to October 2010.  Mr. O’Donnell is currently retired and most recently served as Chief Executive Officer of Inmar, Inc., a leading provider of technology-driven logistics and supply chain software and services.  Prior to his tenure with Inmar, Mr. O’Donnell was Chairman and Chief Executive Officer of Artesyn Technologies for 12 years.  Mr. O’Donnell currently serves on the boards of Comverse Technology and the University of Tennessee, College of Business.  Mr. O’Donnell received his Bachelor of Science and MBA degrees from the University of Tennessee.

John T. McCarter Director since 2010

John T. McCarter became a member of our Board of Directors in October 2010 and serves on the Compensation Committee.  Mr. McCarter is currently retired from General Electric (GE) after more than thirty years and serving in corporate officer roles in GE’s Energy business and its corporate region management.  In his final position with GE, Mr. McCarter was responsible for consolidating and directing European commercial activities across the portfolio of GE’s business units dealing with electrical energy production and management, as well as the oil and gas energy industry from 2001 to 2003.  During his tenure with GE, from 1996 to 2001, Mr. McCarter also served as President and CEO of GE-Latin America, where he was responsible for growing and restructuring the spectrum of GE’s business lines in South and Central America, as well as the Caribbean.  In addition, Mr. McCarter held general manager positions for GE’s Power Systems’ operations in Latin America, North America and global Customer Service from 1987 to 1996.  Following graduation from NC State University with a Bachelor of Science degree in nuclear engineering, Mr. McCarter joined GE on its Technical Marketing Program and he currently serves on NC State’s Board of Visitors.  Mr. McCarter is also a member of the Inter-American Dialogue, a Washington-based think tank.

R. Blake Young Director since 2006

R. Blake Young became our President and Chief Executive Officer when he was appointed in February 2010 and has served as a member of the Comverge Board of Directors since August 2006.  Prior to his appointment, Mr. Young was the founder and Managing Partner of Cap2ity Consulting Group, a business, technology and management consulting group from June 2009 to February 2010.  Previously, he served as Senior Vice President, Global IT & Technology for BG Group, a global energy company based in London from January 2007 to June 2009.  Prior to that, Mr. Young held various senior management positions with Dynegy Inc., including Executive Vice President and Chief Administrative Officer as well as Executive Vice President & President of Global Technology from 1998 to 2005.  He also served as President of Illinois Power Company, Dynegy's electric and gas transmission and distribution company.  Prior to his eight years at Dynegy, Mr. Young served as Chief Information Officer of the US Grocery Division of Campbell Soup Company.  Before that, Mr. Young had a 14-year career with Tenneco Energy, an integrated natural gas transporter and marketer, where he served in a number of senior administrative and commercial management positions, including Chief Information Officer and Executive Director of national accounts.  Mr. Young received a Bachelor of Science degree from Louisiana State University.

Class III Directors

Nora Mead Brownell Director since 2006

Nora Mead Brownell became a member of our Board of Directors in December 2006 and currently serves as chair of our Compensation and Regulatory Committees.  In 2009, Ms. Brownell co-founded ESPY Energy Solutions, LLC, a woman-owned business providing consulting services.  In May 2001, Ms. Brownell was confirmed as Commissioner of the Federal Energy Regulatory Commission where she served until the expiration of her term in June 2006. During her time as Commissioner, Ms. Brownell was an advocate for the development of regional transmission organizations, markets for wholesale power and national energy infrastructure development. After leaving the Federal Energy Regulatory Commission, Ms. Brownell started BC Strategies, a consulting firm. Prior to her time as Commissioner, she served as a member of the Pennsylvania Public Utility Commission where she took an active role in the rollout of electric choice in Pennsylvania, helped to establish a framework for one of the most successful retail electric markets in the country and worked towards a public policy to develop a robust competitive telecommunications market in the state. Ms. Brownell is the former President of the National Association of Regulatory Utility Commissioners. Ms. Brownell is currently a member of the board of directors of Oncor Holdings Corp., Spectra Energy Partners, Ener1, Tangent Energy Solutions, and SkyFuel, Inc. and has also served on the board of the Times Publishing Company. Ms. Brownell also serves on the advisory board of Starwood Energy Fund.  Ms. Brownell attended Syracuse University.

A. Laurence Jones Director since 2009

A. Laurence (Larry) Jones became a member of our Board of Directors in October 2009 and serves on our Audit and Nominating and Corporate Governance Committees.  Mr. Jones is currently Chief Executive Officer and a member of the board of directors of StarTek, Inc. (NYSE: SRT), a provider of outsourced call center and customer support services for the communications industry with over 9,000 employees in the United States, Canada and the Philippines.  From 2004 to 2006, Mr. Jones was Chief Executive Officer and President of Activant Solutions, a vertical market ERP software company which was sold to Hellman and Freidman, a private equity firm, in May 2006. Prior to that, Mr. Jones was chairman of WebClients, an internet marketing firm from 2004 to 2005, and also served as chairman and chief executive officer of Interelate, Inc., a CRM services firm from 2002 to 2004.  In addition, Mr. Jones served as President and Chief Executive Officer of MessageMedia (NASDAQ: MESG), an email marketing firm from 1999 to 2002.  Mr. Jones also served as Chief Executive Officer of Neodata Services, Inc. from 1993 to 1998, was founding chief executive officer of GovPX from 1992 to 1993, as Senior Vice President at Automatic Data Processing from 1987 to 1992 and spent the first 10 years of his career at Wang Laboratories from 1977 to 1987.  Mr. Jones is currently chairman of the executive committee of the Deming Center entrepreneurial program at the Leeds School of Business at the University of Colorado and has served in various capacities since 2002. He also serves on the board of directors at the Boulder Innovation Center, which provides start-up professional services, funding and networking for local entrepreneurs. Over the past 10 years, Mr. Jones has served as a director of numerous public and private companies, including Work Options Group, Exabyte, Activant Solutions, Realm Solutions, SARCOM, WebClients, DIMAC and Fulcrum Analytics.  Mr. Jones graduated from Worcester Polytechnic Institute with a degree in computer sciences in 1975, and earned his MBA from Boston University in 1980.

John S. Rego Director since 2010

John S. Rego became a member of our Board of Directors in October 2010 and serves on the Audit Committee.  Since May 2010, Mr. Rego has been serving as the Chief Financial Officer and Treasurer of Petra Solar, Inc., a New Jersey-based clean energy technology company that provides solar and smart grid solutions for utility, commercial and residential applications.  Prior to that, Mr. Rego served as Executive Vice President, Chief Financial Officer and Treasurer of Vonage Holdings Corp. from July 2002 to March 2010.  Prior to his tenure with Vonage, Mr. Rego also served as Vice President Finance-Business Operations with RCN Corporation from August 2001 to May 2002.  Mr. Rego is currently a member of the American Institute of Certified Public Accountants and the New Jersey State Society of Certified Public Accountants.  Mr. Rego received his Bachelor of Arts degree from Rutgers University and is a certified public accountant.

Independence of Directors

As required under the listing standards of the Nasdaq Global Market, on which our common stock is listed, a majority of the members of our Board of Directors qualify as “independent,” as affirmatively determined by our Board. In addition, we impose additional tests of independence with respect to members of the Audit Committee of the Board of Directors that are consistent with the Nasdaq Global Market listing standards and with applicable rules and regulations of the SEC.  Our Board of Directors consults with our in-house and outside legal counsel to ensure that the Board’s determinations are consistent with listing standards, SEC rules and relevant securities and other laws and regulations regarding the definition of “independent.”  Consistent with these considerations, and after reviewing all relevant transactions or relationships between each director, or any of their family members, and us, our senior management and our independent auditors, of which there were none that were disclosed, our Board of Directors has affirmatively determined that all of our directors, other than Mr. Young and Mr. Picchi, are independent directors, including Messrs. Dreyer and Ungerer who are nominees for election, within the meaning of the applicable Nasdaq Global Market Listing Standards.

Board Leadership Structure / Independent Oversight

With the appointment in February 2010 of R. Blake Young as President and Chief Executive Officer of the Company, the positions of CEO and Chairman of the Board have been separated.  Mr. Alec Dreyer serves as Chairman of the Board and Lead Director.  The Board believes that this structure encourages the free and open dialogue of competing views and provides for strong checks and balances.  Additionally, Mr. Dreyer’s attention to Board and committee matters allows Mr. Young to focus more specifically on overseeing the Company’s day-to-day operations and activities, as well as strategic opportunities and planning.  The Board also believes that one of the key elements of effective, independent oversight is that our independent directors meet in executive sessions on a regular basis without the presence of management.  In fiscal year 2010, our Board, including its committees, collectively held 21 meetings and as part of the agenda, the independent directors met in executive session with Mr. Dreyer, the Lead Director presiding at such meetings.

Committees of the Board

Our Board of Directors has three permanent committees: Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Our Board has affirmatively determined that all of the directors who serve, or previously served during 2010, on these committees are independent directors within the meaning of the applicable Nasdaq Global Market listing standards, SEC rules and relevant securities and other laws and regulations.

Audit Committee. The Audit Committee of our Board of Directors is currently composed of Messrs. Dreyer, Jones, Rego and Ungerer.  Mr. Dreyer currently serves as Chairman of the Audit Committee.  Our Board has determined that Messrs. Dreyer and Rego both qualify as audit committee financial experts under the current SEC regulations, and that the other members of our Audit Committee also satisfy the financial literacy and other requirements for audit committee members under the Listing Rules of the Nasdaq Global Market. The Audit Committee assists the Board in overseeing: (1) our accounting and financial reporting processes; (2) the audits of our financial statements; (3) our compliance with legal and regulatory requirements; (4) the qualifications and independence of our independent registered public accounting firm; and (5) the performance of our internal audit function and our independent registered  public accounting firm. The Audit Committee’s charter further provides that the Audit Committee, among other things:

•           has sole authority to appoint, compensate, retain, evaluate and terminate our independent registered public accounting firm;

•           has sole authority to review and approve in advance all audit and permissible non-audit engagement fees, scope and terms with our independent registered public accounting firm;

•           review and approve all related party transactions between us and any executive officer or director;

•           will monitor the compliance of our officers, directors and employees with our code of business conduct and ethics; and

•           will establish and maintain procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and (2) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee held five meetings during fiscal year 2010 and met in differing executive sessions with all non-employee directors and with our independent registered public accounting firm at each of its meetings. The written charter for the Audit Committee is available on our website at http://ir.comverge.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of our Board of Directors is composed of and Messrs. Jones, O’Donnell and Ungerer.  Mr. O’Donnell currently serves as the Chairman of the Nominating and Corporate Governance Committee. The principal duties of the Nominating and Corporate Governance Committee are to:

•           recommend to our Board proposed nominees for election to the Board by the stockholders at annual meetings, including an annual review as to the re-nominations of incumbents and proposed nominees for election by the Board to fill vacancies that occur between stockholder meetings;

•           develop, in conjunction with executive management, and periodically report to our Board regarding succession plans for our chief executive officer and other officers; and

•           make recommendations to the Board regarding corporate governance matters and practices.

The Nominating and Corporate Governance Committee held four meetings during fiscal year 2010 and met in executive session with all non-employee directors at each of its meetings. The written charter for the Nominating and Corporate Governance Committee is available on our website at http://ir.comverge.com.

Compensation Committee. The Compensation Committee of our Board of Directors is composed of Messrs. McCarter and Dreyer and Ms. Brownell. Ms. Brownell currently serves as the Chairman of the Compensation Committee. Pursuant to its charter, the Compensation Committee has the following responsibilities, among others:

•           to review and establish, at least annually, with the input of management, corporate goals, objectives, policies and philosophies for all compensation paid to our chief executive officer and other officers, for the defined performance period;

•           to determine and approve all compensation paid to the chief executive officer and other officers, including base salary, incentives, incentive plans and perquisites;

•           to establish the targets for performance-based compensation of the chief executive officer and other officers for the defined performance period and confirm whether such targets have been met for the completed performance period;

•           to report to our Board of Directors, based on input from the entire Board, on the performance of the chief executive officers and other officers in light of the corporate goals, objectives, policies and philosophies established with respect to compensation for the performance period and with respect to the overall management of the Company; and

•           to review and recommend to our Board of Directors compensation of non-employee directors, including committee chairpersons and members.

The Compensation Committee held seven meetings during fiscal year 2010 and met in executive session with all non-employee directors at each of its meetings. The written charter for the Compensation Committee is available on our website at http://ir.comverge.com.

The Nominating Process

Director Qualifications

The Nominating and Corporate Governance Committee of our Board of Directors, which is comprised entirely of independent directors, is responsible, in accordance with its charter, for establishing standards for members of the Board and overseeing the performance evaluation of the Board and its members. Based on these evaluations, the Nominating and Corporate Governance Committee recommends to the Board whether existing members should be nominated for new terms or replaced and whether more or fewer members are appropriate.

The Board, with the assistance of the Nominating and Corporate Governance Committee, establishes criteria for the selection of new members. The basic criteria are found in our Corporate Governance Guidelines under “Board Membership and Service,” located on our website at http://ir.comverge.com.  These core competencies include individuals who:

• have the business and/or professional knowledge and experience that will benefit Comverge, our business and the goals and interests of our stockholders,

• are well regarded in the community, with a long-term reputation for honesty and integrity, have good common sense and judgment,

• have a positive record of accomplishment in present and prior positions,

• have an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which he or she may serve, and

• have the time, energy, interest and willingness to become involved in Comverge and our future.

At any given time, in order to maintain a proper balance of expertise, individuals with particular skills may be favored over other candidates who lack such skills but otherwise possess a core competency.

In conjunction with the criteria set forth above, the following outlines the process for reviewing and evaluating incumbent directors:

1)
The Board is currently staggered, where Class I Directors are set for election in 2011 and every successive three years thereafter; the Class II Directors are set for election in 2012 and every successive three years thereafter, and Class III Directors are set for election in 2013 and every successive three years thereafter. The specific Class of incumbent Directors whose term is set to expire is the “Director(s) for Election”.  However, Proposal 2 in this proxy statement contains a proposed amendment and restatement of our Certificate of Incorporation that, if approved by stockholders at the Annual Meeting, would eliminate over a period of three years the current classification of the Board starting with the election of directors in 2012.

2)	Each Director shall complete an evaluation (the “Evaluation”), which shall utilize the metrics noted above and in the Corporate Governance Guidelines, for reviewing Directors for Election;

3)	Each Director shall send their completed Evaluation to the Company’s outside counsel for tabulation on the Director(s) for Election results;

4)
Outside counsel shall compile the information, prepare a short report, and report directly to the Chairman of the Committee (and to the Lead Director to the extent they are different individuals) the results of the evaluations. Where the Chairman and/or Lead Director is a Director for Election, the results shall be provided to the Class of Directors most recently elected to the Board;

5)
The Chairman of the Committee, or the Class of Directors most recently elected if the Chairman is a Director for Election, shall present the results and report to the entire Committee for the Committee to discuss before making a recommendation for nomination or expiration regarding the Director for Election to the Board; and,

6)	The Company’s Corporate Secretary shall circulate to the Directors the appropriate documentation and contact information prior to the meeting where such review shall occur.

In the case of new director candidates, the questions of independence and financial expertise will be important in determining what roles the candidate can perform. The Committee will determine whether the candidate meets the independence standards set forth in the Securities and Exchange Commission rules and regulations and the Nasdaq rules as well as the extent of the candidate’s experience in the areas of finance and accounting. Candidates will first be interviewed by the Committee. If approved by the Committee, candidates will then be interviewed by all other members of the Board. The full Board, with such interested directors recusing themselves as appropriate, will approve all final nominations after considering the recommendations of the Committee. The Chairman of the Board, acting on behalf of the other members of the Board, will extend the formal invitation to an approved candidate to stand for election to the Board. Qualified candidates for election to the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Director Skills and Experience

The Board seeks and is comprised of individuals whose backgrounds and experience complement those of other Board members.  When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on discussing relevant issues with the directors and nominees and the information discussed in each of the board members’ or nominees’ biographical information set forth on pages 6 to 8 of this proxy statement.  In particular, with regard to Ms. Brownell, the Board considered her extensive experience in the utility and energy industries and her expertise as a former commissioner of the Federal Energy Regulatory Commission.  Similarly, with regard to Mr. Jones, the Board considered his 33 years of business experience including his significant experience as the president, chief executive officer and member of the Board of both private and public companies.  With regard to Mr. Dreyer, the Board considered his background and expertise in the energy industry and his significant experience while serving on other public company boards, including on their audit committees.  With respect to Mr. McCarter, the Board considered his more than 30 years with General Electric, most of which were involved with GE’s Power Systems or Energy Business and which included key corporate officer roles.  With regard to Mr. O’Donnell, the Board considered his background in the supply chain business and his experience while serving as CEO of other companies. As for Mr. Rego, the Board considered his financial expertise as chief financial officer at both public and private companies and his financial and business acumen.  Similarly, with regard to Mr. Ungerer, the Board considered his experience as a founder of a venture capital firm investing in energy and clean energy technology companies and his 29-year career in the energy industry.  As for Mr. Young, who serves as our President and Chief Executive Officer, the Board considered his executive management experience with both energy and utility companies and his significant knowledge of our business and industry sector.

Diversity Considerations in Identifying Director Nominees

Although the Board does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee will consider, among other things, the benefits to Comverge of diversity of race, gender, ethnicity and national origin.

Board Vacancies

When there is an opening or anticipated opening for a director position, our Board members are asked to submit recommendations. Outside sources or third parties may be used to find potential candidates and to evaluate or assist in evaluating nominees brought to the attention of the Nominating and Corporate Governance Committee. Should we use the services of a third party, we would expect to pay a fee for such services.  In fiscal year 2010, the Board appointed three new members: Michael Picchi in Class I, John McCarter in Class II and John Rego in Class III.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders. Such candidates will be evaluated using the same criteria and standards described above. Any such recommendation must be sent in writing sufficiently in advance of the annual meeting to permit adequate review by the Nominating and Corporate Governance Committee. The recommendation should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a nominee and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the stockholder should submit information demonstrating the number of shares he or she owns. Stockholders who wish to nominate an individual to the Board must follow the advance notice requirements of the Securities and Exchange Commission and other requirements of our Bylaws.

Meetings of the Board of Directors and Committees

During fiscal year 2010, our Board of Directors held six meetings, and its three standing committees (Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee) collectively held a total of 16 meetings. The Board met in executive session with all non-employee directors during multiple board meetings in 2010. Each director attended at least 75% of the meetings (held during the period that such director served) of the Board and the Committees on which such director served in fiscal year 2010.  Directors are recommended to attend annual meetings of stockholders. All members of our Board, who were appointed at that time, also attended the last Annual Meeting of Stockholders.

PROPOSAL 2
APPROVAL OF THE COMPANY’S SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Stockholders are being asked to vote on a proposed Sixth Amended and Restated Certificate of Incorporation, which includes amendments to declassify our Board and provide for the annual election of the entire Board.  In February 2010, our Board of Directors approved the Sixth Amended and Restated Certificate of Incorporation (the date of such approval being the “Effective Date”), subject to the approval of our stockholders at the Annual Meeting.

At last year’s annual meeting, our stockholders approved a stockholder proposal that requested the Board to take the necessary steps to adopt the annual election of each director. This proposal, if approved by the stockholders, will implement over a period of three years the stockholder proposal to declassify the Board, with full implementation consisting of annual election of each director on the Board occurring at the 2014 Annual Meeting of Stockholders. As discussed in last year’s proxy statement, implementation of the stockholder proposal would require an affirmative stockholder vote by at least 66 2/3% of the total number of outstanding shares of our common stock to amend our Certificate of Incorporation.

In last year’s proxy statement, the Board abstained from making a recommendation for or against the stockholder proposal, recognizing that board classification remains controversial and believes that there are valid arguments in favor of, and in opposition to, classified boards. At the same time, the Board stated its intention to be responsive to stockholder views and to present the amendment and restatement to our Certificate of Incorporation at this year’s Annual Meeting. Accordingly, the Board is presenting a Sixth Amended and Restated Certificate of Incorporation for stockholder consideration at this year’s Annual Meeting – See Appendix I of this proxy statement.

This proposal results from an ongoing review of corporate governance matters by both the Board and its Nominating and Corporate Governance Committee. In making their recommendations, the Board and its Nominating and Corporate Governance Committee weighed the potential benefits and detriments of maintaining the current classified board structure. A classified board can, among other things, provide stability and preserve board experience and expertise, help prevent an opportunist from gaining immediate control on terms unfavorable to all stockholders, and ensure time for an appropriate evaluation process in a change of control situation. The current structure has been in place for many years and is believed to have been beneficial to the Company and our stockholders during such time.

However, the Board and its Nominating and Corporate Governance Committee also considered the potential benefits of declassification, including the ability of stockholders to evaluate directors annually. In making their evaluations, the Board and its Nominating and Corporate Governance Committee gave significant weight to the approval of the stockholder proposal made at last year’s Annual Meeting. After thorough review, including consideration of advice from outside experts, the Board decided to approve the proposed Sixth Amended and Restated Certificate of Incorporation to provide for the annual election of directors and to recommend approval of such amendment and restatement to our stockholders.

The proposed Sixth Amended and Restated Certificate of Incorporation, marked against our current Certificate of Incorporation to show the amended text for the purposes of this proxy statement, is set forth as Appendix I to this proxy statement, which is incorporated herein by reference.

Vote Required and Board Recommendation

The affirmative vote of at least 66 2/3% of the total number of outstanding shares of our common stock present or represented by proxy and voting at the Annual Meeting is required for approval of this proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PROPOSAL 3
APPROVAL, BY NON-BINDING VOTE, OF THE ADVISORY
RESOLUTION ON THE COMPANY’S EXECUTIVE COMPENSATION

Our Board of Directors believes that the Company’s compensation policies and procedures are centered on a pay-for-performance design and are strongly aligned with the long-term interests of our stockholders. The Board also believes that both the Company and its stockholders benefit from responsive corporate governance policies and procedures and consistent dialogue.

This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers and the overall executive pay-for-performance compensation policies and procedures employed by the Company (together with the accompanying narrative disclosure) as described in the Compensation Discussion and Analysis and the tabular disclosure contained in the Company’s proxy statement for its 2011 Annual Meeting regarding our named executive officer compensation.”

This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.  Although your vote is advisory, and thus will not be binding upon the Board, the Compensation Committee and the Board value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the Company’s compensation strategy is designed to attract and retain highly qualified executive officers and to align their interests with those of our stockholders by linking significant components of executive officer compensation with the achievement of specific business and strategic objectives and our overall financial performance, including achievement of revenue , net increase in megawatts and the achievement of net income.

We seek to employ executive officers who are entrepreneurially driven, and accordingly, we offer a compensation package that places a significant amount at risk by providing a substantial part of compensation in the form of equity incentives.  Our compensation programs are designed based on our view that total compensation of our executive officers should consist of the following components:

•           Base salaries;
•           Annual cash incentive awards;
•           Long-term equity incentive compensation; and
•           Benefits and perquisites.

We consider long-term equity incentive compensation to be the most important element of our compensation program for executive officers. We recognize that our stockholders expect our executive management team to not only increase the enterprise value of our Company, but also to grow our business in a manner that is consistent with our stated business strategy. We believe that meaningful equity participation by each executive officer is the primary motivating factor that aligns the interest of our executive officers with those of our stockholders and will result in significant increases in value and growth. It is on the basis of this belief that the Compensation Committee of our Board has made awards of stock options and restricted stock to our executive officers.

It is our philosophy that optimal alignment between stockholders and named executive officers is best achieved by providing a greater amount of total compensation in the form of equity grants and performance based cash compensation rather than cash-based salary. Accordingly, we have designed total compensation programs for our executive officers to provide base compensation levels, annual cash incentive award opportunities and long-term incentive compensation awards that will further this philosophy, and  that are economically equivalent to programs available for comparable executive officers in companies in our peer group.

Further, the Company has policies and governance programs in place to mitigate risks in its compensation plans. The Company's design of its compensation policies and practices encourages employees to remain focused on both our short and long-term goals. In addition, our executives’ base salaries are fixed in amount and thus do not encourage risk-taking and our incentive eligibility and payments are tied to overall company performance based on pre-established goals.  Furthermore, while our cash incentive plans measure performance on an annual basis, our equity awards typically vest over a number of years, which the Company and Board of Directors believes encourages employees to focus on appreciating our stock price, thus limiting the potential value of excessive risk-taking.  Our Compensation Committee also believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the Annual Meeting is required for approval of this proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THIS PROPOSAL

PROPOSAL 4
ADVISORY (NON-BINDING) VOTE, ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION

The Board is also presenting the following proposal, which gives you as a stockholder the opportunity to inform the Company as to how often you wish for us to include a proposal, similar to Proposal 3 above in our proxy statement.

“RESOLVED, that a non-binding advisory vote of the Company’s stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, be held at an annual meeting of the stockholders, beginning with the 2011 Annual Meeting of Stockholders, every:

* One Year;

* Two Years; or

* Three Years.”

This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.  While our Board of Directors intends to carefully consider the stockholders’ vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.  We believe there is no consensus on what investors want or how they are likely to vote on this proposal and there are also advantages and disadvantages for companies on more frequent versus less frequent votes.  However, we also believe that a triennial vote may be more appropriate for us as it will reduce the administrative time and effort as well as the expense associated with soliciting votes more frequently.  The Board recommends that you vote to hold an advisory vote on executive compensation every three years because it is more aligned with the long-term nature of our executive compensation programs.

Vote Required and Board Recommendation

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.  Abstentions and broker non-votes will have no effect on the outcome of the vote. As an advisory vote, the vote on this proposal is not binding on us. However, the Board of Directors values the opinions of our stockholders, and will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION BE HELD EVERY THREE YEARS

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011, and encourages you to vote for ratification of PricewaterhouseCooper’s appointment. PricewaterhouseCoopers has audited our financial statements since 2003. Although we are not required to seek your approval of this appointment, we believe seeking the approval of our stockholders of this appointment is consistent with good corporate governance. No determination has been made as to what action the Audit Committee of the Board would take if you fail to ratify the appointment. Even if the appointment is ratified by our stockholders, the Audit Committee retains the discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes that such a change would be in the best interest of Comverge and our stockholders.

We expect that representatives of PricewaterhouseCoopers will be present at the meeting and available to respond to appropriate questions by our stockholders. Additionally, the representatives of PricewaterhouseCoopers will be given the opportunity to make a statement at the meeting if they so desire.

Vote Required and Board Recommendation

Stockholder ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast in person or represented by proxy and entitled to vote.  Because abstentions and broker non-votes are not considered votes cast, neither abstentions nor broker non-votes will have any effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Principal Accounting Fees and Services

During 2010 and 2009, we retained PricewaterhouseCoopers to provide services in the following categories and amounts:

Fee Category	2010	2009
Audit Fees (1)	$ 567,400	$ 639,000
Audit-related Fees (2)	15,000	--
Tax Fees	--	--
All Other Fees	--	--
Total	$ 582,400	$ 639,000

____________________________

(1)
Represents the aggregate fees billed for the audit of the Company’s financial statements ($423,400 in 2010 and $506,000 in 2009) and services in connection with the statutory and regulatory filings or engagements for this fiscal year, including services related to the review of financial statements included in each of our Quarterly Reports on Form 10-Q ($144,000 in 2010 and $133,000 in 2009).

(2)	Represent the aggregate fees billed for the annual audit of the Company’s 401(K) defined contribution plan.

Audit Committee Pre-approval of Services Performed by Our Independent Registered Public Accounting Firm
It is the policy of the Audit Committee of the Board to pre-approve all audit and permissible non-audit services to be performed by PricewaterhouseCoopers. The Audit Committee of the Board pre-approves services by authorizing specific projects within the categories outlined above, subject to the budget for each category. Pursuant to the Audit Committee’s charter, the Committee may form and delegate a portion of its authority to subcommittees, in a manner not inconsistent with the Audit Committee’s charter or our Bylaws.

All services related to audit fees, audit-related fees, tax fees and all other fees provided by PricewaterhouseCoopers during 2010 and 2009 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

For more information on PricewaterhouseCoopers, please see “Report of the Audit Committee” contained in this proxy statement below.

REPORT OF THE AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of The NASDAQ Global Market and the Securities and Exchange Commission. The Audit Committee operates pursuant to a charter that is available on the Investor Relations section of Comverge’s web site at http://ir.comverge.com. To view the charter, select “Corporate Governance” under “Investor Relations” and then “Audit Committee Charter.”

The Audit Committee oversees Comverge’s financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Comverge’s independent auditors are responsible for expressing an opinion as to the conformity of Comverge’s consolidated financial statements with generally accepted accounting principles.

In performing its responsibilities, the Audit Committee has reviewed and discussed, with management and PricewaterhouseCoopers LLP, Comverge’s independent registered public accounting firm, the audited consolidated financial statements in Comverge’s Annual Report on Form 10-K for the year ended December 31, 2010. The Audit Committee has also discussed with PricewaterhouseCoopers LLP matters required to be discussed by Statement on Auditing Standards 61, “Communications with audit committees.”

Pursuant to PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” the Audit Committee received written disclosures and the letter from PricewaterhouseCoopers LLP, and discussed with PricewaterhouseCoopers LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Comverge’s Annual Report on Form 10-K for the year ended December 31, 2010.

Respectfully submitted,

AUDIT COMMITTEE MEMBERS:

Alec G. Dreyer, Chairman
A. Laurence Jones
John S. Rego
Scott B. Ungerer

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We believe that it is critically important that we maintain sound corporate governance policies and procedures, and we adopted our Corporate Governance Guidelines, as amended, in an effort to increase our focus on corporate governance matters and to enhance the effectiveness of our corporate governance processes. Our Board of Directors adopted these guidelines to ensure that the Board has the practices and procedures in place that are necessary to act on matters related to Comverge’s corporate governance. At its core level, the purpose of our focus on corporate governance, and the guidelines themselves, is to align the focus of our Board and management with the interests of our stockholders. The Corporate Governance Guidelines set forth, among other things, the practices and procedures that our Board and its committees follow with respect to board and committee qualification and composition, board and committee meetings, chief executive officer evaluation and succession planning and compensation of non-employee directors. A copy of our Corporate Governance Guidelines is available on the Investor Relations section of our website at http://ir.comverge.com.

Code of Ethics

We adopted a Code of Ethics that is applicable to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Code of Ethics is available on the Investor Relations section of our website at http://ir.comverge.com. If we make any amendments to our Code of Ethics other than technical, administrative, or their non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this Code of Ethics to our Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer, we will disclose the nature of the amendment or waiver, its effective date, and to whom it applies, on the Investor Relations section of our website at http://ir.comverge.com or in a Current Report on Form 8-K filed with the SEC. There were no waivers of the Code of Ethics during 2010.

Code of Business Conduct and Ethics

We have also adopted a Code of Business Conduct and Ethics applicable to all officers, directors and employees of Comverge as required by the Nasdaq Listing Standards. The Code of Business Conduct and Ethics includes an enforcement mechanism, and any waivers for directors or executive officers must be approved by our Board and disclosed in a Current Report on Form 8-K within four days. The Code of Business Conduct and Ethics is available on the investor relations section of our website at http://ir.comverge.com. There were no waivers of the Code of Business Conduct and Ethics during 2010.

Oversight of Risk Management

Our Audit Committee and our Board of Directors monitor our enterprise risk management framework and regularly reviews our risk management methodologies, standards and tolerances.  In addition, the Audit Committee oversees the Company’s major risk exposures, including financial risk and reviews the steps that management has taken to monitor and control such exposures.  Our risk governance structure is also complemented by our Internal Audit department.  Our internal auditor is an independent function that assesses the adequacy and effectiveness of our internal control systems, and also coordinates risk-based audits and compliance reviews to evaluate and address risk within specific areas of our business.  At least quarterly, internal audit provides updates on risk assessment and risk management policies to the Audit Committee and/or Board of Directors.

Enterprise Risk Management.  In addition, in fiscal year 2010, our Board of Directors approved an enterprise risk management program that includes a framework geared towards addressing the Company’s major risk exposures, including financial, operational, reporting and compliance risks.  We are in the process of implementing the program on a company-wide basis, including identifying specific risk owners and identifying risk mitigation plans and due dates for completion.  Our implementation process includes assessing, prioritizing, monitoring and reviewing each risk profile regularly for high risk exposures and periodically for low risk exposures.

Risk Management Related to Compensation Policies and Practices.  We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking.  Furthermore, we believe that the level of risk that such policies and practices do encourage is not reasonably likely to have a material adverse effect on the Company. Our design of compensation policies and practices encourages employees to remain focused on both our short and long-term goals. In addition, our executives’ base salaries are fixed in amount and thus do not encourage risk-taking and our incentive eligibility and payments are tied to overall company performance based on pre-established goals.  In general, we have discretion to reduce incentive payments (or pay no incentive) based on individual performance and any other factors we may determine to be appropriate in the circumstances. Similarly, as with the compensation of our executive officers, a substantial portion of their compensation generally is delivered in the form of equity awards that help further align the interests of the Company and employees with those of our stockholders.  Furthermore, while our cash incentive plans measure performance on an annual basis, our equity awards typically vest over a number of years, which the Company and Board of Directors believes encourages employees to focus on appreciating our stock price, thus limiting the potential value of excessive risk-taking.  Our Compensation Committee also believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with the Board of Directors should send any communication to the Secretary at our principal executive office.  Any such communication must state the number of shares beneficially owned by the stockholder making the communication.  The Secretary will forward such communication to the Chairman or to directors to whom the communication is directed, unless the Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to directors.  The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate.  Any such response will be made through the Secretary and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 14, 2011, by each entity or person who is known to beneficially own 5% or more of our common stock, each of our current directors, each director nominee and each Named Executive Officer identified in the “Summary Compensation Table” contained in this proxy statement and all of our current directors and current executive officers as a group.

Names and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
5% Stockholders:
EnerTech Capital Partners II, LP (1)	1,520,654	6.5%
EnerTech Capital Partners LP (2)	77,791	*
ECP II Interfund L.P. (3)	58,007	*
EnerTech Capital Holding Company, LP (4)	2,018	*
BlackRock, Inc. (5)	1,393,235	5.5%
Artis Capital Management, L.P. (6)	1,543,193	6.1%
Ardsley Advisory Partners (7)	1,177,500	5.0%

Executive Officers, Directors and Director Nominees:
R. Blake Young (8)	249,580	1.0%
Michael D. Picchi (9)	197,382	*
Christopher Camino (10)	46,982	*
Steven Moffitt (11)	58,075	*
Matthew H. Smith (12)	70,386	*
Nora Mead Brownell (13)	46,342	*
Alec G. Dreyer (14)	26,266	*
Larry Jones (15)	23,824	*
John T. McCarter (16)	9,840	*
Joseph O’Donnell (17)	18,684	*
John S. Rego (18)	9,871	*
Scott Ungerer (19)	39,947	*
All current directors and executive officers as a group (15 persons) (20)	1,139,616	4.5%

_________________
*	Indicates beneficial ownership of less than one percent of the total outstanding common stock.
(1)
Mr. Scott Ungerer, together with ECP II Management L.P., the general partner of EnerTech Capital Partners II L.P. (“ECP II LP”), ECP II Management LLC, the general partner of ECP II Management L.P., and William G. Kingsley, Robert Keith, Jr. and Mark J. DeNino, the other members of the executive board of ECP II Management, LLC, may be deemed to share dispositive and voting power over the shares held by ECP II LP. Mr. Ungerer disclaims beneficial ownership of shares held by ECP II LP except to the extent of any pecuniary interest therein. The address for ECP II LP is 625 W. Ridge Avenue, Bldg. D, Suite 105, Conshohocken, Pennsylvania 19428.

(2)
Mr. Ungerer, together with EnerTech Management LP, the general partner of EnerTech Capital Partners LP (“ECP LP”), EnerTech Management Company, LP, the general partner of EnerTech Management LP, EnerTech Management Company Manager LLC, the general partner of EnerTech Management Company LP and William Kingsley, Robert E. Keith and Mark J. DeNino, the other members of the executive board of EnerTech Management Company Manager LLC, may be deemed to share dispositive and voting power over the shares held by ECP LP. Mr. Ungerer disclaims beneficial ownership of shares held by ECP LP, except to the extent of any pecuniary interest therein. The address for ECP LP is 625 W. Ridge Avenue, Bldg. D, Suite 105, Conshohocken, Pennsylvania 19428.

(3)
Mr. Ungerer, together with ECP II Management LLC, the general partner of ECP II Interfund LP (“ECP II Interfund”), and William G. Kingsley, Robert E. Keith, Jr. and Mark J. DeNino, the other members of the executive board of ECP II Management LLC, may be deemed to share dispositive and voting power over the shares held by ECP II Interfund. Mr. Ungerer disclaims beneficial ownership of shares held by ECP II Interfund, except to the extent of any pecuniary interest therein. The address for ECP II Interfund is 625 W. Ridge Avenue, Bldg. D, Suite 105, Conshohocken, Pennsylvania 19428.

(4)
Mr. Ungerer, together with EnerTech Capital Holding Company Manager LLC, the general partner of EnerTech Capital Holding Company, LP (“ECHC”), and William G. Kingsley, the other members of the executive board of EnerTech Capital Holding Company Manager LLC, may be deemed to share dispositive and voting power over the shares held by ECHC. Mr. Ungerer disclaims beneficial ownership of shares held by ECHC, except to the extent of any pecuniary interest therein. The address for ECHC is 625 W. Ridge Avenue, Bldg. D, Suite 105, Conshohocken, Pennsylvania 19428.

(5)
This information was provided pursuant to a Schedule 13G filed with the SEC on February 3, 2011 by BlackRock, Inc. (“BlackRock”).  BlackRock claims sole voting and dispositive power with respect to 1,393,235 shares of common stock at 12/31/2010.  The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(6)
This information was provided pursuant to a Schedule 13G filed with the SEC on February 14, 2011 by Artis Capital Management, L.P., Artis Capital Management, Inc. and Stuart L. Peterson. (“Filers”), who claim shared voting and shared dispositive power with respect to 1,543,193 shares of common stock at 12/31/10.  The Filers filed the Schedule 13G jointly, but not as members of a group, and each expressly disclaims membership in a group and of the shares, except to the extent of that’s person’s pecuniary interest therein.  Artis Capital Management, L.P. is a registered investment advisor and is the investment adviser of investment funds that hold the Stock for the benefit of the investors in those funds.  Artis Capital Management Inc. is the general partner of Artis Capital Management, L.P.  Mr. Peterson is the president of Artis Capital Management, Inc. and the controlling owner of Artis Capital Management, L.P. and Artis Capital Management Inc.   The address of the Filers is located at One Market Plaza, Steuart Street Tower, Suite 2700, San Francisco, CA 94105.

(7)
This information was provided pursuant to a Schedule 13F filed with the SEC on February 14, 2011 by Ardsley Advisory Partners (“Ardsley”).  Ardsley claims sole voting power with respect to 1,177,500 shares of common stock at 12/31/10.  The address of Ardsley is 262 Harbor Drive, 4th Floor, Stamford, CT 06902.

(8)	Includes 114,985 shares issuable to Mr. Young upon exercise of options that are or will become exercisable within 60 days.
(9)	Includes 54,856 shares issuable to Mr. Picchi upon exercise of options that are or will become exercisable within 60 days.
(10)	Includes 18,750 shares issuable to Mr. Camino upon exercise of options that are or will become exercisable within 60 days.
(11)	Includes 15,000 shares issuable to Mr. Moffitt upon exercise of options that are or will become exercisable within 60 days.
(12)	Includes 38,781 shares issuable to Mr. Smith upon exercise of options that are or will become exercisable within 60 days.
(13)	Includes 19,097 shares issuable to Ms. Brownell upon exercise of options that are or will become exercisable within 60 days.
(14)	Includes 10,263 shares issuable to Mr. Dreyer upon exercise of options that are or will become exercisable within 60 days.
(15)	Includes 8,924 shares issuable to Mr. Jones upon exercise of options that are or will become exercisable within 60 days.
(16)	Does not include any shares issuable to Mr. McCarter upon exercise of options that are or will become exercisable within 60 days.
(17)	Includes 8,924 shares issuable to Mr. O’Donnell upon exercise of options that are or will become exercisable within 60 days.
(18)	Does not include any shares issuable to Mr. Rego upon exercise of options that are or will become exercisable within 60 days.
(19)	Includes 26,273 shares issuable to Mr. Ungerer upon exercise of options that are or will become exercisable within 60 days.
(20)	Includes 528,830 shares issuable to our executive officers and directors as a group, upon exercise of options that are or will become exercisable within 60 days.

EQUITY COMPENSATION PLAN INFORMATION

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2010, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (3)
Equity compensation plans approved by security holders	2,533,947	$11.82	1,928,909
Equity compensation plans not approved by security holders	—	—	—

Total	2,533,947	$11.82	1,928,909

_________________________

(1)	Represents 2,326,269 stock options granted under the 2006 Comverge, Inc. Long-term Incentive Plan.
(2)	Represents the weighted-average exercise price of the 2,533,947 outstanding options. The weighted-average remaining term of all outstanding options is 4.4 years.
(3)
Includes common shares available for issuance under the Amended Plan pursuant to awards of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance units and other equity-based or equity-related awards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and any person or entity that owns more than ten percent of our common stock, to file with the Securities and Exchange Commission certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than ten percent of our outstanding common stock are required by the Securities and Exchange Commission to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them.

Based upon (i) the copies of Section 16(a) reports that we received with respect to reporting persons for their 2010 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2010 fiscal year, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and ten-percent beneficial owners for such fiscal year, except that a Form 4 filed on behalf of Board member, Mr. Joseph O’Donnell, was filed on February 8, 2010, rather than January 28, 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Since our initial public offering in April 2007, our compensation programs have been and continue to be designed to play a core role in maintaining our leadership position in the intelligent energy solutions markets we serve and enabling us to attract and retain employees by rewarding our employees for successful execution of our business strategies. Our goals are to expand the market for intelligent energy solutions and to further penetrate those markets, develop new distribution channels for our products, continue to be a leader in our sector and to generally grow our business and stockholder value, through attracting and retaining exceptional employees.

In 2010, we continued our evolution of streamlining the Company by focusing on integration and reorganization of our four main core competencies: (1) Development; (2) Sales; (3) Delivery and (4) Support.  On February 18, 2010, our Board of Directors appointed R. Blake Young as President and Chief Executive Officer of the Company.  We entered into an employment agreement with Mr. Young in connection with his appointment as President and Chief Executive Officer.  For additional information on the terms and provisions of Mr. Young’s employment agreement, see the section entitled “Employment Agreements – CEO” as contained in this proxy statement.  In addition, as part of our integration and reorganization efforts, we also appointed Steven Moffitt as our Executive Vice President of Operations and Engineering to spearhead our hardware development solutions and operations.  We also appointed Mr. Edward J. Myszka as our Executive Vice President of Program Delivery, in charge of our Delivery function.  In addition, our Chief Technology Officer, Mr. Arthur Vos, was appointed as Senior Vice President of Product Management & Alliances and is responsible for the development of our proprietary software, IntelliSource.  Mr. Vos was also recently appointed as our Senior Vice President of Utility Sales where he will lend support to the utility sales team on major opportunities, sales positioning and key account strategy.  In 2010, we also appointed Mr. Christopher Camino as Executive Vice President of Sales and Marketing and as our Chief Marketing Officer in charge of our Sales function.  Mr. Matthew Smith, Senior Vice President and General Counsel and Mr. Michael Picchi, Executive Vice President and Chief Financial Officer, respectively, are in charge of our Support function, including the Legal, Regulatory and Finance departments. In addition, as a member of our Support function, we appointed Ms. Teresa Naylor as our Senior Vice President of Human Resources, responsible for recruiting, performance management and other human resources development.

For fiscal year 2010, our named executive officers were R. Blake Young, our President and Chief Executive Officer and President; Michael D. Picchi, our Executive Vice President and Chief Financial Officer; Christopher Camino, our Executive Vice President of Sales and Chief Marketing Officer; Steven Moffitt, our Executive Vice President of Engineering and Operations; and Matthew Smith, our Senior Vice President and General Counsel.

Comparative Framework

We, with the assistance of our compensation consultant, Pearl Meyer & Partners LLC (“Pearl Meyer”) review relevant market and industry practices at least annually in an attempt to design and offer compensation packages that are competitive with our competitors for talent. It is our goal to properly balance our need to compete for qualified individuals with our responsibility to maintain a reasonable cost structure with respect to compensation.

To compare our executive compensation program with market practices, in 2010, our Compensation Committee reviewed data provided to them by Pearl Meyer.  Pearl Meyer derived this data from Comverge’s peer group, as described below, and from compensation surveys. In determining the proper peer group for 2010, Pearl Meyer recommended, with input from our executive officers and our Board, a list of companies to the Compensation Committee. The companies selected in our 2010 compensation peer group are generally comparable in size to Comverge with respect to revenues, market capitalization, businesses and/or number of employees.

In fiscal year 2010, our peer group included five direct companies that normally directly compete against Comverge and/or are of the same general revenue size, and also included nine broader industry reference companies:

Direct Company Peer Group	General Industry Peer Group
• PowerSecure International, Inc.	• ESCO Technologies, Inc.
• EnerNoc, Inc.	• First Solar, Inc.
• EnergyConnect Group, Inc.	• Energy Conversion Devices, Inc.
• Cooper Industries Plc	• Echelon Corporation
• Lime Energy Company	• Evergreen Solar, Inc.
• FuelCell Energy, Inc.
• Orion EnergySystems, Inc.
• Itron, Inc. • A123 Systems Inc.

The Committee reviews the peer group annually and adjusts it as needed to ensure the peer group continues to be aligned on a size and business model basis.

The Compensation Committee uses peer data as a reference to help evaluate the competitiveness of our compensation structure and the reasonableness of each named executive officer’s compensation in relation to their peers and each other. In keeping with our current philosophy, the 2010 compensation strategy was to target base salary and incentive compensation at approximately the median of our peer group and to target long-term incentive compensation at the 75th percentile, tying into the philosophy of incentivizing the executive group to create stockholder value and to perform above median levels.

Corporate Governance Related to Compensation Matters

Compensation Committee Authority

Executive officer compensation is administered by the Compensation Committee currently composed of three independent members of our Board of Directors. Mr. Joseph O’Donnell served as our Committee chairman for part of the 2010 calendar year and Ms. Nora Mead Brownell was appointed as Committee chairperson during the fourth quarter of the calendar year.  Ms. Brownell and Mr. Dreyer have also served on the Committee for the entire 2010 calendar year.  Mr. McCarter was appointed to the Committee in October 2010. Messrs. Dreyer, O’Donnell and Ms. Brownell approved the 2010 compensation arrangements described in this Compensation Discussion and Analysis.  Our Board of Directors appoints the Compensation Committee members and delegates to the Compensation Committee the direct responsibility for, among other matters:

•	Approving in advance, the compensation and employment arrangements for our executive officers;

•	Reviewing all of the compensation and benefit-based plans and programs in which our executive officers participate; and

•	Reviewing and recommending changes to all our equity-based plans to our Board of Directors as appropriate, subject to stockholder approval as required.

Our Board of Directors has determined that each committee member is independent under the listing standards of the Nasdaq Global Market, the Securities and Exchange Commission rules and the relevant securities laws, and that each member is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Compensation Committee held seven formal meetings in 2010.

Role of Compensation Consultants

Pursuant to its charter, the Compensation Committee is authorized to obtain, at Comverge’s expense, compensation surveys, reports on the design and implementation of compensation programs for directors, officers and employees, and other data and documentation as the Compensation Committee considers appropriate. In addition, the Compensation Committee has the sole authority to retain and terminate any outside counsel or other experts or consultants engaged to assist it in the evaluation of compensation of our directors and executive officers, including the sole authority to approve such consultants’ fees and other retention terms.

The Compensation Committee retained the services of Pearl Meyer as its compensation consultant to assist the committee in the design, review and evaluation of our executive compensation arrangements for 2010.  Pearl Meyer has not performed and does not currently provide any services to management.  Pearl Meyer attends Compensation Committee meetings, at the Compensation Committee’s request, and meets with the Compensation Committee without management present. Pearl Meyer provides the Compensation Committee with third-party data analysis, advice and expertise on competitive practices and trends, executive compensation plan design, burn rate analysis, proposed executive and director compensation, and any other executive compensation related topics that need to be addressed from time to time.  Pearl Meyer reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the Chairman of the Compensation Committee. The Compensation Committee retains its authority over, and is solely responsible for all compensation decisions.  In addition to information presented to the Compensation Committee by Pearl Meyer, the Compensation Committee considered the following factors, among other matters, in determining compensation levels for our executive officers:

•	The qualifications, skills and experience level of the respective executive officer;

•	The position, role and responsibility of the respective executive officer in the company; and

•	The general business and particular compensation experience and knowledge of the Compensation Committee’s members gained through their cumulative prior experience.

Role of Our Executive Officers in the Compensation Process

Our President and Chief Executive Officer, Mr. Young, is involved in providing recommendations to the Compensation Committee in its evaluation and design of 2010 compensation programs for our executive officers, including the recommendation of individual compensation levels for executive officers other than himself.  In making recommendations regarding our compensation programs, Mr. Young relied on his experience serving in the capacity as the former Chairman of the Compensation Committee or executive officer of other public companies, publicly available information for companies similarly situated to Comverge and information from the Board’s or our outside consultants, including Pearl Meyer, the Committee’s compensation consultant, and Heidrick & Struggles and Hobbs & Towne, executive search firms specializing in recruiting executive officers for our company. Mr. Young did not provide specific information to the Compensation Committee, but rather used it as the basis for his own recommendations to the Committee. Mr. Young attended portions of the majority of the Compensation Committee’s meetings. Mr. Young was not present during Compensation Committee executive sessions, or any deliberations and voting pertaining to the determination of his own compensation. No other named executive officer assumed an active role in the evaluation, design or administration of 2010 executive officer compensation programs. The Compensation Committee met in executive session with all non-employee directors at each of its 2010 meetings.

Executive Officer Compensation Strategy and Philosophy

Our executive officer compensation strategy has been designed to attract and retain highly qualified executive officers and to align their interests with those of our stockholders by linking significant components of executive officer compensation with the achievement of specific business and strategic objectives and our overall financial performance, including revenue achievement, net increase in megawatts and the achievement of net income. We seek to employ executive officers who are entrepreneurially driven, and accordingly, we offer a compensation package that provides a substantial part of compensation in the form of equity incentives and is market competitive.

Our compensation programs are designed based on our view that total compensation of our executive officers should consist of the following components:

•	Base salaries;

•	Annual cash incentive awards;

•	Long-term equity incentive compensation; and

•	Benefits and perquisites.

We consider long-term equity incentive compensation to be the most important element of our compensation program for executive officers. We recognize that our stockholders expect our executive management team to not only increase the enterprise value of our Company, but also to grow our business in a manner that is consistent with our stated business strategy. We believe that meaningful equity participation by each executive officer is the primary motivating factor that aligns the interest of our executive officers with those of our stockholders and will result in significant increases in value and growth. It is on the basis of this belief that the Compensation Committee of our Board has made awards of stock options and restricted stock to our executive officers.

It is our philosophy that optimal alignment between stockholders and named executive officers is best achieved by providing a greater amount of total compensation in the form of equity grants and performance based cash compensation rather than cash based salary. Accordingly, we have designed total compensation programs for our executive officers which provide base compensation levels, annual cash incentive award opportunities and long-term incentive compensation awards that will further this philosophy, and that are economically comparable to programs available for comparable executive officers in companies in our peer group. As discussed above, the Compensation Committee has adopted a compensation philosophy, based in part on the analysis provided by Pearl Meyer, which targets the cash components of our executive officer compensation at the median of those that may be offered by our peer companies that are similarly situated to Comverge, and that targets the long-term equity component of our executive officer compensation at the 75th percentile of similar companies.

Our 2010 incentive compensation program elements were primarily structured to reward our executive officers for achieving certain financial and business objectives, consisting of the following metrics:  (i) revenue, (ii) net increase in megawatts under long-term contracts and in open market programs, and (iii) net income.

We believe that the attainment of these specific financial objectives assists us in fulfilling our strategic objectives, which are:

•           To increase stockholder value; and

•           To grow our Company in an efficient manner.

Long-term Incentive Compensation

We currently administer long-term incentive compensation awards through our Amended and Restated 2006 Comverge Long-term Incentive Plan which was amended and restated in March 2010 and approved by our stockholders at the 2010 annual meeting (the “LTIP”).  Our Board believes that components of the LTIP are an integral part of Comverge’s long term compensation philosophy.  The purpose of the LTIP is to promote the interests of the Company and our stockholders by encouraging our employees, non-employee directors and other service providers to acquire or increase their equity interest in the Company, thereby encouraging them to work toward our continued growth and success. The LTIP Plan permits awards of stock options, restricted stock, performance based stock and options and other forms of equity compensation.

Historically, we awarded non-statutory stock options as the primary form of equity compensation. We have also made use of restricted stock grants. We have generally considered and made equity awards in the following circumstances:

•           Upon the material contribution of an executive or employee in the completion of a significant transaction outside the scope of the annual incentive plan; and

•           Following significant equity financings after considering the impact of dilution on our stockholders.

Stock option and restricted stock awards that we have granted have vested upon both performance-based and time-based measures. Performance-based awards are forfeitable if specified performance targets are not achieved within a specified period of time. Time-based awards vest in accordance with vesting schedules determined and approved by our Compensation Committee.

Stock Option Practices

All stock option grants to our employees, including members of executive management, are approved at regularly scheduled or telephonic meetings by our Compensation Committee which consists solely of independent directors. We have awarded all stock options to purchase our common stock to executive officers at or above the fair market value of our common stock on the grant date. We have not back-dated any option awards which is prohibited under the LTIP. Since we have been a public company, our policy has been to grant options at our closing prices of our common stock as quoted on the Nasdaq Global Market on the date of grant.

For equity award practices adopted for fiscal 2011, see the section entitled “Long-term Incentive Compensation for 2011” in this section below.

Components of Compensation

Base Salaries

The base salaries of our named executive officers are reviewed on an annual basis, as well as at the time of a promotion or other material change in responsibilities. Adjustments in base salaries are based on an evaluation of individual performance, our company-wide performance and the individual executive’s contribution to our performance overall. In 2010 our Compensation Committee:

•           Established 2010 base salaries at approximately the market median, or the 50th percentile, based on peer group compensation survey levels as determined by the compensation consultant we engaged; and

•           Established base salaries as of December 31, 2010, for Messrs. Young, Picchi, Moffitt, Camino and Smith as follows:

Named Executive Officer	2010 Base Salary
R. Blake Young	$450,000 1
Michael D. Picchi	$300,000
Steven Moffitt	$300,000 2
Christopher Camino	$300,000 3
Matthew H. Smith	$225,000 4

____________________________

1 Mr. Young became our President and CEO on February 18, 2010.
2 Mr. Moffitt joined the Company on July 1, 2010.
3 Mr. Camino joined the Company on June 14, 2010.
4 Mr. Smith’s salary was increased from $210,000 to $225,000 at the November 2, 2010 Compensation Committee meeting.

2010 Executive Officer Incentive Plan

Our named executive officers participated in our executive officer’s individual 2010 Incentive Plan. The incentive plan consisted of two components: a cash incentive award and a long term incentive equity award. Incentive targets were calculated as a percentage of the participant’s base salary, with performance goals that provided for a range of payments beginning with no incentive below a threshold performance level, a target level and a maximum level. The following table summarizes, for each named executive officer, the threshold, target and maximum incentive award potential for his 2010 Incentive Plan.

Named Executive Officer		Cash Incentive as a % of Base Salary			Long-term Incentive as a % of Base Salary
	Base Salary	Threshold	Target	Max	Threshold	Target	Max
R. Blake Young	$450,000	37.5%	75.0%	150.0%	225.0%	300.0%	375.0%
Michael D. Picchi	$300,000	25.0%	50.0%	100.0%	113.0%	150.0%	188.0%
Steven Moffitt	$300,000	25.0%	50.0%	100.0%	113.0%	150.0%	188.0%
Christopher Camino	$300,000	25.0%	50.0%	100.0%	113.0%	150.0%	188.0%
Matthew H. Smith	$225,000	25.0%	50.0%	100.0%	113.0%	150.0%	188.0%

The purpose of the 2010 Incentive Plan was to create financial incentives that were aligned with the overriding objective of increasing stockholder value. The 2010 Incentive Plan awards were partially earned based on the achievement of defined financial targets and specific non-financial objectives established for each of our named executive officers.

For fiscal year 2010, financial objectives were established for each named executive officer. These objectives included the achievement of specified threshold, target and maximum levels of company-wide goals which were: (i) revenue, (ii) net increases in new megawatts in open market programs, and the execution of new or expansion of long-term contracts, measured in megawatts and (iii) net income.  These metrics and the associated performance levels that were established represented the factors that the Compensation Committee deemed most important and which, if achieved, would likely result in an increase in stockholder value. The specific performance levels were determined with reference to our 2010 budget, which we used to manage our day-to-day business and were determined by our Board of Directors as representing an aggressive level of growth and financial performance for us in 2010.  In turn, the target levels were designed to be obtainable with stretch performance.

The following table summarizes, for each named executive officer, the percentage of incentive award potential assigned to each incentive metric for his 2010 Incentive Plan.

Named Executive Officer	Revenue (1)	Net Increase in New MW (2)	Net Income (3)	Total
R. Blake Young Michael D. Picchi	50% 50%	30% 30%	20% 20%	100% 100%
Steven Moffitt	50%	30%	20%	100%
Christopher Camino	50%	30%	20%	100%
Matthew H. Smith	50%	30%	20%	100%
_______________________________

(1)	Percentage of 2010 Incentive assignable to the achievement of revenue.
(2)	Percentage of 2010 Incentive assignable to the achievement of a net increase in megawatts obtained under new contracts and obtained in open market programs.
(3)	Percentage of 2010 Incentive assignable to the achievement of net income.

Amounts Earned Under 2010 Executive Officer Incentive Plan

On March 3, 2011, the Compensation Committee approved annual cash incentives and incentive equity awards with respect to Comverge’s fiscal year ended December 31, 2010.  The Compensation Committee awarded the annual incentives based on the above pre-established metrics.  The recipients of these annual incentives included the named executive officers set forth below for Comverge’s fiscal year ended December 31, 2010.

For fiscal year 2010, the Company achieved its net increases in new megawatts in open market programs, and the execution of new or expansion of long-term contracts, measured in megawatts, but did not meet its revenue or net income goals. After reviewing Comverge’s financial performance for fiscal year 2010 and evaluating the annual incentive targets previously established for management by the Committee and exercising their discretion, the Compensation Committee approved annual incentives for the fiscal year ended December 31, 2010, to various members of management, including the named executive officers, in the amounts set forth below opposite such individual’s name.  The annual incentives included payments of cash, grants of restricted stock and grants of stock options.

Named Executive Officers	Position	Annual Cash Incentive	Restricted Stock Award (Shares)	Stock Option Award (Shares)
R. Blake Young 1	President and Chief Executive Officer	$100,000	19,310	115,858
Michael D. Picchi	Executive Vice President and Chief Financial Officer	$26,100	4,132	24,794
Steven Moffitt 2	Executive Vice President of Engineering and Operations	$50,000	3,765	22,592
Christopher Camino 3	Executive Vice President of Sales, Chief Marketing Officer	$14,300	3,232	19,395
Matthew H. Smith	Senior Vice President and General Counsel	$40,000	5,650	33,900
___________________

1 Mr. Young became our President and CEO in February 2010 and was granted an award under the LTIP for fiscal year 2010 by the Compensation Committee, in its discretion.
2 Mr. Moffitt joined the Company in July 2010 and was granted an award under the LTIP for fiscal year 2010 by the Compensation Committee, in its discretion.
3 Mr. Camino joined the Company in June 2010 and was granted an award under the LTIP for fiscal year 2010 by the Compensation Committee, in its discretion.

Each award of restricted stock is subject to a repurchase right in favor of Comverge.  If the shares are not vested in accordance with the vesting schedule, they lapse and are therefore forfeited back to the Company.  With continued service to the Company, all of the shares of restricted stock set forth above shall vest, and the repurchase right shall lapse with respect to such shares, on March 3, 2014.

The exercise price of the stock options was set at $5.55 per share, which was the closing price of the Company’s common stock on March 3, 2011. The Compensation Committee also agreed to use the volume weighted average stock price from January 1, 2011 through March 2, 2011 of $6.47 for determining the number of shares to award.  With continued service to Comverge, all of the options set forth above shall vest in accordance with our Amended and Restated Comverge Long-term Incentive Plan and become exercisable in a series of sixteen successive quarterly installments, with the first installment vesting on June 3, 2011, and the final installment vesting on March 3, 2015.  Each option award has a term of seven years from the date of grant.

Retention Bonus Plan Award in 2010

Our former president and chief executive officer, Robert Chiste, retired from the Company in July 2009.  In conjunction with his retirement, the Compensation Committee notified certain executive officers, including the named executive officers that each would be eligible for the payment of a retention bonus award in an amount equal to six months of such executive officer’s base salary at the time of notification, if such executive officer remained employed by Comverge on June 20, 2010 (the “Retention Payment”).  Therefore, in addition to the annual bonuses described above, Messrs. Picchi and Smith also received payment of the Retention Payment.  Messrs. Picchi and Smith were entitled to and were paid the Retention Payment on June 20, 2010, which amounts are set forth below.

Named Executive Officers	Cash Bonus
Michael Picchi	$120,000
Matthew H. Smith	$105,000

The Retention Payment is included in the “Bonus” column of the Summary Compensation Table below.

Perquisites and Benefits

As described more fully below, the perquisites provided to our named executive officers in fiscal year 2010 were limited to moving and relocation expenses in addition to Board of Director fees paid to Mr. Young while serving on the Board at the beginning of 2010 prior to him joining the Company as President and Chief Executive Officer.  The total amount of these perquisites is included in the “All Other Compensation” column of the Summary Compensation Table below.

We also maintain employee benefit plans that provide our employees with the opportunity to enroll in our health, dental, vision and life insurance plans. Each of these benefit plans requires the employee to pay a portion of the premium, with the company paying the remainder. These benefits are offered on the same basis to all employees, including our named executive officers. We also maintain a 401(k) retirement plan that is available to all full-time U.S. employees, including our named executive officers.  In 2010, we matched employee participant contributions at a rate of one-half of one percent (0.5%) up to the first six percent (6%) contributed.

Stock Ownership Requirements

We adopted stock ownership guidelines for our directors and executive officers that took effect on January 1, 2008. These guidelines establish minimum ownership requirements of our common stock by our directors and executive officers applicable to equity-based awards granted to directors and executive officers.  The current targeted stock ownership requirements for our named executive officers were established as a multiple of base salary converted using an average stock price over the 12 months prior to the date they become subject to the guidelines. These multiples may be adjusted annually based on the Compensation Committee’s review of competitive compensation data.  For 2010, the multiples for targeted stock ownership requirements for our named executive officers were as follows:

Name	Position	Incentive Equity Target
R. Blake Young 1	President and Chief Executive Officer	6 times annual base salary
Michael Picchi	Executive Vice President and Chief Executive Officer	2.5 times annual base salary
Steven Moffitt	Executive Vice President of Engineering/Operations	2 times annual base salary
Christopher Camino	Executive Vice President of Sales and Chief Marketing Officer	2 times annual base salary
Matthew H. Smith	Senior Vice President and General Counsel	2 times annual base salary

___________________________
1           As a director of our Company, Mr. Young was subject to an Incentive Equity Target multiple of two times annual cash compensation.  Since becoming our President and Chief Executive Officer on February 18, 2010, Mr. Young’s Incentive Target Equity multiple has been adjusted to six times his annual base salary.

Our Nominating and Corporate Governance Committee is currently undertaking a review and revision of the stock ownership guidelines to bring it in line with current marketplace practices.  However, as currently established at December 31, 2010, all of our named executive officers had achieved or surpassed the stock ownership guidelines, except for Mr. Young, who was appointed as our President and Chief Executive Officer in February 2010.  However, at December 31, 2010, Mr. Young had achieved or surpassed the stock ownership guidelines established for directors of twice their annual cash compensation.  In addition, each named executive officer has three years from the date they become subject to the guidelines to meet the guidelines.  Stock that counts towards satisfaction of the current stock ownership guidelines includes:

• Shares acquired upon stock option exercises;
• Vested, but unexercised, stock options;
• Shares owned directly through a brokerage account, including restricted shares but excluding restricted shares that are subject to achievement of performance goals;
• Shares owned indirectly, but beneficially owned (e.g. shares held by immediate family members that would be beneficially owned and reported as such);
• Shares attributable to an executive's vested account balance in any savings or retirement plan, deferred compensation plan, etc.;
• Shares owned outright by the executive or his or her immediate family members residing in the same household;
• Stock held in any Comverge 401(k) retirement savings plan;
• Stock held in any Comverge employee stock purchase plan;
• Restricted stock issued to Participant, whether or not vested, and stock acquired upon the reinvestment of dividends on such shares; and,
• Shares held in trust (Due to the complexities of trust accounts, requests to include shares held in trust must be submitted in writing to the Treasurer. The Treasurer will review the request with the Chairman and Chief Executive Officer and will make the final decision).

As of December 31, 2010, our directors and executive officers as a group held 383,209 shares of unvested restricted common stock and stock options to acquire 466,472 shares of our common stock, which have been granted as compensation. If all stock options were exercised and all restrictions on restricted stock were removed, the equity listed herein would equate to approximately 3.4% of our outstanding capital stock as of December 31, 2010.  See the table entitled “Outstanding Equity Awards at 2010 Fiscal Year-End” for outstanding options and restricted stock awards held by our named executive officers.

Compensation Committee Evaluation of Executive Officer Compensation Policies to be applied in 2011

On March 3, 2011, the Compensation Committee also approved the 2011 annual incentive plan for the Company’s executive management.  Consistent with the 2010 plan, the 2011 annual incentive plan is intended to create financial incentives for the participants to perform their jobs with the objective of increasing stockholder value.  The 2011 annual incentive plan consists of a cash award and a long-term incentive equity award.  Participants in the 2011 annual incentive plan include the following named executive officers:

•	R. Blake Young, President and Chief Executive Officer
•	Steven Moffitt, Executive Vice President of Engineering and Operations
•	Christopher Camino, Executive Vice President of Sales and Chief Marketing Officer
•	Michael D. Picchi, Executive Vice President and Chief Financial Officer
•	Matthew H. Smith, Senior Vice President and General Counsel

Messrs. Young, Moffitt, Camino, Picchi and Smith were each a named executive officer for the Company’s fiscal year ended December 31, 2010.

The 2011 performance plan contained similar metrics to the 2010 plan, as both are designed to further company and stockholder growth and value.  In connection with this evaluation, in the fall of 2010, the Compensation Committee retained Pearl Meyer & Partners as its consultant to prepare an extensive executive officer compensation study that included an analysis of compensation levels at public companies in the same or similar industries and a review of our existing salaries, annual incentive programs and long-term incentive plans for our executive officers.  Pearl Meyer also worked with the Compensation Committee to provide guidance on recommendations with respect to possible policies and elements of compensation changes for our executive officers for 2011.  After review and discussion of the benchmarking study results, the Compensation Committee approved a 2011 performance plan with respect to our executive officers, including our named executive officers.

The 2011 performance plan will follow the 2010 plan as follows:

Base Salaries

o	Establish 2011 base salaries at the market median, or the 50th percentile, of our peer group of public companies as determined by the compensation consultant we engaged.

o	Establish base salaries for Messrs. Young, Picchi, Moffitt, Camino and Smith of $480,000, $300,000, $330,000, $325,000 and $225,000, respectively.

Incentive award targets are calculated as a percentage of a participant’s base salary and provide a range of potential payments based on business performance, accomplishment of division or departmental goals and demonstrating the Company’s behaviors and values.  Business performance is measured on overall Company results as it was in the 2010 plan, with 50% based on revenue, 30% based on net increase in megawatts obtained under new contracts and in open market programs and 20% on net income. Each of the three business metrics may be satisfied independently of the others. Threshold performance must be reached for any individual business metric to reach a payout level. Once threshold is reached, performance results between threshold, target and maximum levels will be interpolated for payout purposes. Threshold performance level is set at 85% of Target and Maximum performance is set at 115% of Target for all metrics. Division or departmental goals are quantitative and qualitative goals assigned to participants in support of overall company objectives. The metric based on the Company’s behaviors and values outline how participants must act and interact as a team to ensure success. Examples may include operational excellence, customer intimacy, innovation, respect and transparency and open communication

Cash Awards

The Company has made cash bonus awards available under the 2011 annual incentive plan for all employees of the Company which allow the employees to receive a cash award for meeting certain performance objectives, both of the Company and the individual employee.  Our named executive officers participating in the 2011 annual incentive plan have adjusted incentive award targets to be consistent with their employment agreements and to provide the incentives targeted to specific performance criteria and objectives as established by the Compensation Committee.

The following table summarizes amounts payable as a percentage of base salary for potential cash awards under the 2011 annual incentive plan solely for our named executive officers upon meeting certain performance target levels :

Named Executive Officer	Threshold	Target	Maximum
R. Blake Young	37.5%	75%	150%
Michael D. Picchi 1	25%	50%	100%
Steven Moffitt 2	25%	50%	100%
Christopher Camino	25%	50%	125%
Matthew H. Smith	25%	50%	100%

________________________

1 In addition, Mr. Picchi was granted an additional cash incentive opportunity of $50,000 upon the completion, in the sole discretion of the Chief Executive Officer, of certain performance criteria established by the Compensation Committee, with certain clawback provisions.

2 In addition, a cash incentive opportunity was made available to Mr. Moffitt of up to $125,000 based on meeting certain performance milestones in 2011. Mr. Moffitt’s employment agreement will also be amended to guarantee a minimum cash bonus for 2011 of $50,000.

Long-Term Equity Awards

The strategy utilized for establishing the potential long term equity awards in 2011 was that each executive officer’s performance targets would be set at the 75th percentile of our peer group, and with the total direct compensation set between the 50th and the 75th percentile, if all objectives are met.

The following table summarizes, for each named executive officer, based on a percentage of base salary for potential long-term equity awards under the Company’s 2011 annual incentive plan:

Named Executive Officer	Threshold	Target	Maximum
R. Blake Young	225%	300%	375%
Michael Picchi 1	113%	150%	188%
Steven Moffitt 2	113%	150%	188%
Christopher Camino	125%	175%	225%
Matthew H. Smith	113%	150%	188%
_______________________________

1 In addition to the above potential awards, Mr. Picchi was granted stock options valued at a total of $250,000 that will vest on three separate dates upon his meeting three separate performance criteria established by the Compensation Committee and within the sole discretion of the Chief Executive Officer:  (a) 17,513 performance-based options at a strike price of $5.71; (b) 35,026 performance-based stock options at a strike price of $5.71; and (c) 35,026 performance-based stock options at a strike price of $5.71.

2 In addition, the Compensation Committee approved a grant of 19,310 restricted shares to Mr. Moffitt that vests on two dates: 50% on 3/3/2012 and the final 50% on 3/3/2013.

The Compensation Committee will determine the actual amount of award earned by each named executive officer under the 2011 annual incentive plan after December 31, 2011, following the Company’s preparation of its financial statements for fiscal 2011 and the completion of the audit of those financial statements by the Company’s independent registered public accounting firm.  Any equity award under the 2011 annual incentive plan will be based on the volume weighted average stock price over the period from January 1, 2012 through the date of the Compensation Committee meeting at which the award is determined and made.  The Committee will establish that once the dollar value of the long term equity incentive award to be granted is determined pursuant to the performance goals, 75% of the award would be in the form of stock options and 25% of the award in the form of restricted stock, with options having a seven year term and vesting one-sixteenth each quarter for a period of four years after the date of grant and restricted stock subject to 100% vesting three years after the date of grant. The restricted stock would be valued using the volume weighted average stock price and the options would be valued at 50% of the value of the restricted stock.  All options issued will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  The Committee has the discretion to grant or not grant such awards, if in its reasonable discretion, is in the best interests of the Company.

Tax Implications of Executive Compensation

Our aggregate deductions for each named executive officer compensation are potentially limited by Section 162(m) of the Internal Revenue Code to the extent the aggregate amount paid to an executive officer exceeds $1.0 million, unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exceptions specified in the Internal Revenue Code. We do not believe that Section 162(m) of the Internal Revenue Code would be applicable, and accordingly, our Compensation Committee did not consider its impact in determining compensation levels for our named executive officers in 2010.

Summary Compensation Table for Fiscal Years 2008, 2009 and 2010

The following table sets forth the aggregate compensation awarded to, earned by or paid to our named executive officers serving in such capacities for fiscal years 2008, 2009 and 2010.
Name And Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($) (4)	Total ($) (8)
R. Blake Young (5)	2010	$372,115	$250,000	$1,048,329	$2,501,134	$100,000	$		$61,811	$4,333,389
President and Chief Executive Officer	2009	$151,000	$—	$—	$—	$—		$—	$—	$151,000
	2008	$70,000	$—	$15,007	$97,995	$—		$—	$—	$183,002

Michael D. Picchi	2010	$300,000	$120,000	$22,934	$78,243	$26,100		$—	$—	$547,277
Executive Vice President and Chief Financial Officer	2009	$240,000	$—	$334,603	$288,021	$140,486		$—	$—	$1,003,110
	2008	$210,000	$—	$462,679	$103,363	$31,500		$—	$—	$807,542

Christopher Camino (6)	2010	$155,769	$—	$235,440	$801,601	$14,300		$—	$—	$1,207,110
Executive Vice President of Sales and Marketing	2009	$—	$—	$—	$—	$—		$—	$—	$—
	2008	$—	$—	$—	$—	$—		$—	$—	$—

Steven Moffitt (7)	2010	$140,769	$175,000	$200,098	$677,822	$50,000		$—	$39,764	$1,283,453
Executive Vice President of Engineering and Operations	2009	$—	$—	$—	$—	$—		$—	$—	$—
	2008	$—	$—	$—	$—	$—		$—	$—	$—

Matthew H. Smith	2010	$211,961	$105,000	$31,358	$106,980	$40,000		$—	$—	$495,299
Senior Vice President and General Counsel	2009	$210,000	$—	$74,029	$252,018	$122,926		$—	$—	$658,973
	2008	$185,000	$—	$205,394	$45,126	$13,875		$—	$—	$449,395
__________________________________

1
Bonus includes relocation cash bonuses to Mr. Young ($250,000) and Mr. Moffitt ($175,000).  It also includes retention bonuses paid to key executives who remained with Comverge one year after Mr. Chiste’s departure, paid June 2010 to Mr. Picchi ($120,000) and Mr. Smith ($105,000).

2
All options granted have an exercise price equal to or greater than the fair market value of the option on the date of grant.  For 2010, 2009 and 2008, stock awards and stock options have been calculated to show the aggregate grant date fair value of awards computed in accordance with FASB Accounting Standards Codification Topic 718.  For additional discussion of assumptions made in the valuation, see “Note 14 – Stock Based Compensation” to our audited financial statements for the years ended December 31, 2010, 2009 and 2008, respectively, as contained in our 2010 Annual Report on Form 10-K.  Awards listed for 2010 include those made under the annual incentive plan in addition to new hire grants.

3
Reflects amounts earned by each named executive officer under the terms of his employment agreement and our 2010, 2009 and 2008 Executive Incentive Plan based on the achievement of defined financial objectives and specific non-financial objectives established for each.  For a discussion and further information on the 2010 Executive Officer Incentive Plan, see the section entitled “Compensation, Discussion and Analysis Report” contained in this proxy statement.

4
For Messrs. Young and Moffitt, “All Other Compensation” includes expenses reimbursed by the company and/or paid to each executive relating to expenses incurred for selling executive’s former residence, and for living and travel expenses related to moving his family to the company’s corporate offices in Norcross, Georgia.  In addition, for Mr. Young, the total also includes $24,399 earned by him as a director of the Company from January 1, 2010 up to and including February 18, 2010, the date upon which he was appointed as our President and Chief Executive Officer.

5	Mr. Young became our President and Chief Executive Officer in February 2010. For 2009 and 2008, Mr. Young’s compensation is reflected for fees earned as a member of our board of directors.
6	Mr. Camino joined our company in June 2010.
7	Mr. Moffitt joined our company in July 2010.
8
Reflects amounts awarded to and earned by each executive officer for 2010.  In addition, amounts for 2009 and 2008 have been reclassified to reflect compensation awarded to and earned by, as opposed to paid to, each executive officer for those years.

Grants of Plan-Based Awards in Fiscal Year 2010

The following table sets forth information about grants made to our named executive officers in 2010 pursuant to our 2009 equity and non-equity incentive plans.

									All Other		All Other	Exercise
									Stock	Grant	Option	or	Grant
			Estimated Future Payouts			Estimated Future Payouts			Awards:	Date	Awards:	Base	Date
			Under Non-Equity Incentive Plan Awards			Under Equity Incentive Plan Awards			Number of	Fair	Number of	Price of	Fair
		Date							Shares of	Value	Securities	Option	Value of
	Grant	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	of Stock	Underlying	Awards	Option
Name	Date	Taken (1)	($) (2)	($) (3)	($) (4)	(#)	(#)	(#)	Units (#)	Awards	Options (#)	($/Sh)	Awards
R. Blake Young	2/18/2010	2/18/2010	—	—	—	—	—	—	92,000	$941,160	368,000	$10.23	$2,135,514
		5/4/2010	$168,750	$337,500	$675,000	—	—	—			—	—	—

Michael D. Picchi	3/4/2010	3/4/2010	—	—	—	—	—	—	8,143	$84,606	48,856	$10.39	$288,021
		5/4/2010	$75,000	$150,000	$300,000

Steven Moffitt	7/1/2010	7/1/2010	—	—	—	—	—	—	20,000	$179,200	120,000	$8.96	$606,526
		7/1/2010	$75,000	$150,000	$300,000

Christopher Camino	6/14/2010	6/14/2010	—	—	—	—	—	—	25,000	$217,500	150,000	$8.70	$740,396
		6/14/2010	$75,000	$150,000	$300,000

Matthew H. Smith	3/4/2010	3/4/2010	—	—	—	—	—	—	7,125	$74,029	42,749	$10.39	$252,018
		5/4/2010	$52,500	$105,000	$210,000
__________________________

(1)
Reflects the date on which the Compensation Committee was deemed to have taken action and officially granted awards and approved the incentive plans that were provided for under prior agreements or arrangements.

(2)
The estimated future payout awards shown are the 2010 award opportunities under the Company’s executive incentive plan, which are expressed as percentages of base salary and were established by our Compensation Committee at its meeting on May 4, 2010. The amounts shown represent the potential value of performance incentive awards to be earned for 2010 for each named executive officer. For Messrs. Moffitt and Camino, their incentive opportunity for 2010 was established at the time they joined the Company.  The amount reflects the compensation payable for the attainment of all three threshold performance criteria under the executive officer’s 2010 incentive plan.

(3)	The amount reflects the compensation payable if all three target performance criteria established for the executive officer were met under the executive officer’s 2010 incentive plan.
(4)	The amount reflects the compensation payable if all three maximum performance criteria established for the applicable executive officer were met under the executive officer’s 2010 incentive plan.

Employment Agreements

Employment Agreement with CEO

On February 18, 2010, the Board of Directors appointed R. Blake Young as President and Chief Executive Officer of the Company.  We entered into an employment agreement with Mr. Young in connection with his appointment as President and Chief Executive Officer. The agreement was effective as of February 18, 2010 and has a three year term, unless earlier terminated pursuant to the provisions of the agreement.  Mr. Young's employment agreement provides for an annual base salary of $450,000, where the Compensation Committee recently approved an increase of base to $480,000 which will be incorporated into an amendment. Mr. Young will also have the opportunity to earn annual cash incentives and equity awards based on his achievement of performance criteria established by the Compensation Committee of the Board.  In addition, Mr. Young may also participate in any benefit programs generally applicable to other employees of the Company.  Pursuant to the terms of his employment agreement, Mr. Young also received a stock option award of 368,000 shares of Comverge common stock that will vest and become exercisable in a series of sixteen successive quarterly installments beginning on May 18, 2010, with the final installment vesting on February 18, 2014.  In addition, Mr. Young received a restricted stock award of 92,000 shares of Comverge common stock, of which 46,000 shares are subject to a repurchase right by Comverge until their vesting on February 18, 2012 and 46,000 shares are subject to a repurchase right by Comverge until their vesting on February 18, 2013.  All of these awards will be subject to the terms and conditions of the Amended and Restated Comverge, Inc. 2006 Long-term Incentive Plan and are issued pursuant to the restricted stock notice agreement and the option notice agreement currently in use by Comverge for executives generally.  Mr. Young may terminate his employment at any time, upon providing thirty (30) days advance notice, either with or without Good Reason (as defined in the employment agreement).  The Company has the right to terminate Mr. Young’s employment agreement with or without Cause (as defined in the employment agreement) and upon the occurrence of a Change in Control (as defined in the employment agreement).  See the section entitled “Severance and Change in Control Payments” as contained in this proxy statement.  The agreement contains confidentiality, non-solicitation, and non-compete provisions, similar to those found in the agreements with other executive officers.

Employment Agreements with Other Named Executive Officers

In 2010, we entered into employment agreements with Messrs. Moffitt and Camino upon each joining the Company.  Mr. Moffitt’s agreement has an initial term of three years, while Mr. Camino employment agreement has an initial term of one year.  In addition, in 2009 we entered into employment agreements with Messrs. Picchi and Smith, which agreements were amended in September 2010 to bring them more in line with the agreements of other named executive officers.  Each named executive officer’s agreements automatically renew for subsequent three-year or one-year terms accordingly, unless we or the named executive officer provides written notice within 90 days prior to the completion of the then-current term.

Base Salaries

The current Employment Agreements provide that Messrs. Young, Picchi, Moffitt, Camino and Smith, receive an annual base salary of $480,000, $300,000, $330,000, $325,000 and $225,000, respectively. The agreements provide that each such executive officer is entitled to participate in equity and non-equity incentive programs that we may establish from time to time.

Intellectual Property and Non-Compete Clauses

The employment agreements with each of Messrs. Young, Picchi, Moffitt, Camino and Smith require that the executive officer promptly disclose and assign any individual rights that he may have in any intellectual property (including inventions, concepts, designs, business opportunities, formulas, etc.) to us. Under a non-compete provision, the executive officers are prohibited from engaging in certain conduct for at least one year after the date of his termination. During this time, these executive officers are not permitted to solicit or sell products to any of our past or present customers, induce any customer to cease doing business with us, call on any of our employees with the intent of enticing them away from employment with us or enter into any business entity or venture that sells products or services that compete with, or are similar to, our products or services.

Severance and Change in Control Payments

Under the terms of our employment agreements with Messrs. Young, Picchi, Moffitt, Camino and Smith, we may be obligated to make severance payments following the termination of their employment. These benefits are described below under “Potential Post-Employment Payments and Payments on a Change in Control.”

In the event that any payments to which Messrs. Young, Picchi, Moffitt, Camino and Smith become entitled would be deemed to constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments will be subject to reduction to the extent necessary to ensure that the executive officers receive only the greater benefit of receiving the amount of those payments which would constitute such a parachute payment or the amount which yields the executive officer the greatest after-tax amount of benefits after taking into account any excise tax imposed on the payments provided to the executive officer pursuant to the agreement (or on any other benefits to which the executive officer may be entitled in connection with a change in control or the subsequent termination of service) under Section 4999 of the Internal Revenue Code.

Potential Post-Employment Payments and Payments on a Change in Control

The following table presents, for each named executive officer, the potential post-employment payments and payments on a change in control and assumes that the triggering event took place on December 31, 2010. Set forth below the table is a description of certain post-employment arrangements with our named executive officers, including the severance benefits and change in control benefits to which they would be entitled under their employment agreements.

Named Executive Officer	Benefit	Severance Payable w/ Cause or for Good Reason	Severance Payable w/o Cause or for Good Reason	Severance Payable After Change in Control	Death or Disability (5)	Other Post- Employment Payments
R. Blake Young	Severance(1)	$—	$900,000	$1,350,000	$—	$—
	Bonus(2)	$—	$675,000	$1,012500	$—	$—
	Benefits(3)	$—	$31,234	$31,234	$—	$10,403
	Stock (4)	$36,375	$36,375	$672,095	$672,095	$—

Michael D. Picchi	Severance(1)	$—	$300,000	$450,000	$—	$—
	Bonus(2)	$—	$140,486	$210,729	$—	$—
	Benefits(3)	$—	$26,961	$26,961	$—	$—
	Stock (4)	$—	$62,708	$423,804	$423,804	$—

Steven Moffitt	Severance(1)	$—	$300,000	$450,000	$—	$—
	Bonus(2)	$—	$—	$—	$—	$—
	Benefits(3)	$—	$31,234	$31,234	$—	$—
	Stock (4)	$—	$—	$138,200	$138,200	$—

Christopher Camino	Severance(1)	$—	$300,000	$450,000	$—	$—
	Bonus(2)	$—	$—	$—	$—	$—
	Benefits(3)	$—	$31,234	$31,234	$—	$—
	Stock (4)	$—	$—	$172,750	$172,750	$—

Matthew H. Smith	Severance (1)	$—	$225,000	$337,500	$—	$—
	Bonus (2)	$—	$122,926	$184,389	$—	$—
	Benefits (3)	$—	$31,234	$31,234	$—	$—
	Stock (4)	$—	$27,379	$151,641	$151,641	$—

______________________

(1)
Under the terms of his employment agreement, Mr. Young is entitled to (i) any unpaid but earned salary, medical benefits, vested stock options and vested restricted stock if he is terminated for cause or for good reason.  In addition, Mr. Young is also entitled to severance payments equal to two times his annual base salary if he is terminated without cause or for good reason and three times his annual base salary plus three times his target cash incentive if he is terminated within 24 months following a change in control.  The severance payments were estimated by assuming that he was terminated on December 31, 2010.

Under their respective employment agreements, Messrs. Picchi, Moffitt, Camino and Smith are each entitled to severance payments equal to 12 months of their annual base salary if they are terminated without cause or for good reason and 18 months of their annual base salary if they are terminated within 12 months following a change in control. Amounts payable in each case were estimated based on their annual base salaries as of December 31, 2010.

(2)
Messrs. Picchi, Moffitt, Camino and Smith are also entitled to severance payments equal to their pro-rated prior year’s cash incentive payments if their employment is terminated without cause or for good reason prior to a change in control. The severance payments were estimated by utilizing the actual cash award based on performance in 2009, and assuming the executive was terminated on December 31, 2010. If their employment is terminated within 12 months after a change in control, they are entitled to a severance payment equal to 1.5 times their incentive received in the year prior to their termination.  Amounts payable in each case were estimated based on their annual base salaries as of December 31, 2010.  Since Messrs Moffitt and Camino joined the Company in mid-year 2010, and there were no previous calendar year cash payments, their amounts are reported as zero.  These amounts would change in future years.

(3)
Messrs. Young, Picchi, Moffitt, Camino and Smith are entitled to the continuation of the benefits that we provide to all employees during the period of time that they are entitled to severance payments.

(4)
Upon a termination without cause or for good reason within 12 months after a change of control, the restricted stock held by Messrs. Young, Picchi, Moffitt, Camino and Smith shall immediately vest, and any stock options held at the time of such termination shall immediately vest and become exercisable. These amounts represent restricted stock and in-the-money stock options that vest upon such event, at an assumed value of $6.91 per share, the closing price of our common stock on December 31, 2010.  In addition, for each named executive officer, any termination by reason of death or disability shall not give rise to any severance payments, but all of his unvested stock options and restricted stock shall vest upon his death or disability as provided in, and subject to the provisions of the Company’s policies or applicable equity plans.

(5)
In the case of Mr. Young, he is entitled to payment of his medical benefits pursuant to the applicable COBRA period for up to 18 months.  Thereafter, the Company is required to pay Mr. Young a lump sum equal to six times the COBRA premiums for such medical benefits.  In the case of Messrs. Picchi, Moffitt and Smith, respectively, each is entitled to payment of his medical benefits pursuant to the applicable COBRA period for applicable severance period.

Severance Benefits

CEO

If the employment of Mr. Young is terminated by us for Cause or by Mr. Young without Good Reason, he shall not be entitled to any severance payments, but shall only be entitled (i) any unpaid, but earned salary, medical benefits, vested restricted stock and vested stock options, (ii) any unpaid but earned vacation in accordance with company policy then in effect and (iii) any incurred but unpaid ordinary and necessary and documented business expenses.  If Mr. Young’s employment is terminated without Cause or for Good Reason, Mr. Young will be entitled to (i) any unpaid but earned salary, medical benefits, vested stock options and vested restricted stock; (ii) any unpaid but earned vacation, (iii) any incurred but unpaid ordinary and necessary business expenses and (iv) severance pay equal to two times his annual base salary and target cash incentive.  Provided however, if Mr. Young’s termination occurs concurrently with or within twenty-four (24) months following a Change in Control (as defined in the employment agreement), the severance pay will be equal to three times his annual base salary and target cash incentive for the last completed calendar year prior to such termination.  In addition, Mr. Young is entitled to the continuation of benefits under our standard employee benefit plan during the period that they are entitled to receive severance payments.

Other Named Executive Officers

Under the employment agreements with each of Messrs. Picchi, Moffitt, Camino and Smith we may be obligated to make severance payments following the termination of each executive officer’s employment if we terminate him without cause or he terminates his employment for good reason, subject to certain cure periods.  The amount that each named executive officer is entitled to receive upon a termination of his employment by us without cause or by the executive officer with good reason is based on the executive officer’s base salary at the time of termination and his incentive compensation. Under the severance provisions of each executive officer’s employment agreement, they are each entitled to severance pay in the amount of 12 months of annual base salary plus an amount equal to the pro-rated amount of his non-equity incentive compensation for the prior year.  In addition, the executive officers are entitled to the continuation of benefits under our standard employee benefit plan during the period that they are entitled to receive severance payments.  However, if the employment of Messrs. Picchi, Moffitt, Camino and Smith is terminated by us for Cause or by the executive officer without Good Reason, we are not obligated to make any severance payments to the executive officer.

“Cause” is defined under each employment agreement as:

•	the executive officer’s breach of a material provision of the agreement;

•	the executive officer’s material breach of any of our written policies or procedures;

•	the executive officer’s material non-compliance with a lawful direction given by our chief executive officer;

•	the executive officer’s inability to perform his duties for an uninterrupted period of 180 days;

•	fraud by the executive officer with respect to our business affairs;

•	the executive officer’s commission or plea of no contest to a felony or crime involving moral turpitude; and

•	alcohol abuse or illegal drug use by the executive officer.

“Good Reason” is defined under each employment agreement as:

•	the reduction of the executive officer’s salary or other material component of compensation under the agreement without the executive officer’s prior written consent; or

•
relocation of the executive officer to a location more than 75 miles from the location specified in his agreement without the executive officer’s prior written consent, or unless, in the case of Mr. Picchi’s Amended and Restated Executive Employment Agreement, Comverge requires his temporary relocation to ensure that he is able to adequately perform his job requirements.

Change in Control Benefits

Pursuant to the employment agreements entered into with each of Messrs. Young, Picchi, Moffitt, Camino and Smith, we may be required to make payments to them upon a change in control.  A change of control will occur upon the occurrence of any of the following events that result in a majority of our Board of Directors prior to the event not constituting the majority of our Board of Directors immediately after the completion of the transaction:

•
any person (as defined in Section 13(d) under the Exchange Act) becomes the beneficial owner of our securities (excluding those securities acquired directly from us or our affiliates) representing 50% or more of the combined voting power of our then outstanding voting securities;

•
a merger or consolidation of us with any other corporation unless the voting securities of the company outstanding immediately prior to the transaction continue to represent (either by remaining outstanding or being converted into voting securities of another entity) more than 50% of the combined voting power of the voting securities of the surviving or parent company; or

•
the consummation of an agreement for the sale or disposition by us of all or substantially all of our assets, other than to an entity where at least 50% of the combined voting power of the voting securities are owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale.

If a termination without Cause or by the executive officer with Good Reason occurs within 12 months after the occurrence of a Change in Control, then the executive officer will be entitled to severance payments equal to 18 months of his base salary plus 150% of his prior year’s non-equity incentive award. In addition, each executive officer will immediately be vested in all unvested stock options upon a Change in Control.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table reflects all outstanding equity awards held by our named executive officers as of December 31, 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	FN	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (17)
R. Blake Young	12,500	—	—	$4.00	8/23/2013	1	—	—	—	—
	3,750	—	—	$8.00	10/17/2013	2	—	—	—	—
	2,349	—	—	$23.54	5/15/2014	3	—	—	—	—
	4,386	—	—	$13.68	5//7/2015	4	—	—	—	—
	69,000	299,000	—	$10.23	2/18//2017	5	92,000	—	—	—

Michael D. Picchi	5,146	—	—	$18.00	4/12/2014	6	—	—	—	—
	—	—	—	$19.06	2/12/2015	7	2,812	—	9,000
	13,660	6,209	—	$12.40	3/10/2015	8	3,311	—	—	—
	18,688	24,026	—	$4.30	3/3/2016	9	7,119	—	—	—
	—	—	—	—	11/2/2016	10	21,872	—	—	—
	9,161	39,695	—	$10.39	3/4/2017	11	8,143	—	—	—

Steven Moffitt	7,500	112,500	—	$8.96	7/1/2017	12	20,000	—	—	—

Christopher Camino	18,750	131,250	—	$8.70	6/14/2017	13	25,000	—	—	—

Matthew Smith	2,188	—	—	$0.58	12/14/2011	14	—	—	—	—
	3,438	—	—	$0.82	12/7/2012	15	—	—	—	—
	1,250	—	—	$4.00	6/20/2013	16	—	—	—	—
	6,433	920	—	$18.00	4/12/2014	6	—	—	—	—
	—	—	—	$19.06	2/12/2015	7	1,250	—	4,000	—
	8,158	10,490	—	$4.30	3/3/2016	9	3,108	—	—	—
	8,015	34,734	—	$10.39	3/4/2017	11	7,125

_____________________________
(1)	These options are fully vested and will expire on August 23, 2013.
(2)	These options are fully vested and will expire on October 17, 2013.
(3)	These options are fully vested and will expire on May 15, 2014.
(4)	These options are fully vested and will expire on May 7, 2015.
(5)	Options vest one-sixteenth each quarter over four years commencing on May 18, 2010 with the final installment vesting on February 18, 2014.
(6)	Options vest fully on April 12, 2011. Restricted shares vest and the repurchase right shall lapse with respect to such shares on April 12, 2010.
(7)
Restricted shares granted with service and market conditions that included three components: (a) a performance incentive, representing 60% of the total value of each grant, that measures the performance of Comverge’s stock against the performance of a peer group over a three-year period (the “Performance Grant”); (b) a timed-based retention incentive, representing 20% of the total value of each grant, to encourage recipients to continue their service with Comverge; and (c) a stock price incentive, representing 20% of the total value of each grant, tied to the Company’s stock price achieving certain target prices over time (the “Price Grant”). The portion of a recipient’s grant represented by the Performance Grant were forfeited on February 11, 2011 as the shares did not vest in proportion to the performance of Comverge’s stock price compared to the performance of an index of the stock prices of a peer group for the three-year period since granted.  The portion of a recipient’s grant represented by the Price Grant will vest in equal increments upon Comverge sustaining a stock price equal to or greater than $30, $35, $40 and $45 per share, each for a separate continuous 30-day period prior to February 12, 2012.

(8)
Options vest one-sixteenth each quarter over four years commencing on June 10, 2008 with the final installment vesting on March 10, 2012.   Restricted shares granted on March 10, 2008, but remains subject to a repurchase right by the Company until March 10, 2011.

(9)
Options vest one-sixteenth each quarter over four years commencing on June 3, 2009 with the final installment vesting on March 3, 2013.  Restricted shares granted on March 3, 2009, but remains subject to a repurchase right by the Company until March 3, 2012.

(10)	Restricted shares granted on November 2, 2009, but remains subject to a repurchase right by the Company until November 2, 2012.
(11)
Options vest one-sixteenth each quarter over four years commencing on June 4, 2010 with the final installment vesting on March 4, 2014.  Restricted shares granted on March 4, 2010, but remains subject to a repurchase right by the Company until March 4, 2013.

(12)
Options vest one-sixteenth each quarter over four years commencing on October 1, 2010 with the final installment vesting on July 1, 2014.  Restricted shares granted on July 1, 2010, but remains subject to a repurchase right by the Company until July 1, 2013.

(13)
Options vest one-sixteenth each quarter over four years commencing on September 14, 2010 with the final installment vesting on June 14, 2014.  Restricted shares granted on June 14, 2010, but remains subject to a repurchase right by the Company until June 14, 2013.

(14)	These options are fully vested and will expire on January 3, 2012.
(15)	These options are fully vested and will expire on December 7, 2012.
(16)	These options are fully vested and will expire on June 20, 2013.
(17)	The market price of the Company’s Common Stock on December 31, 2010 was $6.91.

Option Exercises and Stock Vested in 2010

The following table reflects the stock options exercised by and restricted stock vested to our named executive officers during fiscal 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (2)
R. Blake Young	—	$—	—	$—
Michael D. Picchi	3,125	$28,219	5,549	$57,463
Steven Moffitt	—	$—	—	$—
Christopher Camino	—	$—	—	$—
Matthew Smith	—	$—	3,500	$26,624

___________________________

(1)
The value realized on exercise of option awards is computed by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options.

(2)	The value realized on vesting of stock awards is computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

401(k) Plan

Effective January 1, 2009, the Company maintains the Comverge, Inc. 401(k) Plan (the “401(k) Plan”). The 401(k) plan is intended to be a tax-qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended and covers all of our employees who have completed at least 6 months of service. Under the 401(k) Plan, each eligible employee may elect to contribute up to a maximum of 90% of pre-tax compensation, not exceeding $16,500 for the 2011 calendar year. We may, in our discretion, make contributions on behalf of eligible employees in an amount up to three percent (3%, through a 1/2% match for the first six percent (6%) of the employee’s contributions.) All employee and employer contributions to the 401(k) Plan are 100% vested upon contribution. Distribution of accrued benefits normally can commence upon the participants reaching age 59 1/2 (or earlier if, upon the participant’s death or disability).

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and executive officers under which we have agreed to indemnify such persons against all direct and indirect costs of any type or nature whatsoever (including attorneys’ fees) incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. These persons are indemnified to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any such suit or proceeding.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and in our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2011.

Respectfully submitted,

COMPENSATION COMMITTEE MEMBERS:

Nora Mead Brownell, Chairman
Alec G. Dreyer
John T. McCarter

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The members of the Compensation Committee of our Board of Directors for 2010 were Messrs. Dreyer and McCarter and O’Donnell and Ms. Brownell.  In October, 2010, Mr. O’Donnell rolled off the Compensation Committee and became Chairman of the Nominating and Corporate Governance Committee and Mr. McCarter was appointed to the Compensation Committee in his stead.  There are no members of the Compensation Committee who were officers or employees of Comverge or any of our subsidiaries during 2010, were formerly officers of Comverge, or had any relationship otherwise requiring disclosure hereunder, other than Mr. Young, who was Chairman of the Compensation Committee during 2009 and was appointed as our President and Chief Executive Officer in February 2010 and as a result no longer serves on any committees of the Board.  None of our executive officers served as a director or as a member of the Compensation Committee (or other committee serving an equivalent function) of any other entity that has an executive officer serving as a director or as a member of our Board’s Compensation Committee during 2010.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

In 2010, directors who also served as employees of the Company received no compensation for serving on our Board of Directors. In accordance with this policy beginning in May 2010, non-employee directors received an annual cash retainer of $70,000 (paid in quarterly installments) and an additional annual cash retainer of $15,000 (paid in quarterly installments) for each committee chair position held.  The annual cash compensation award is pro-rated contingent upon the effective date for newly appointed Board members and the number of meetings remaining in the fiscal year. We reimbursed all of our directors for all reasonable out-of-pocket expenses incurred for attending meetings of our Board of Directors and committees. In addition, in fiscal year 2010, the Board adopted a director education policy to encourage continuing director education and which provides each director with a stipend of up to $2,500, plus reasonable out-of-pocket expenses for attending board education and training programs annually.

Under our current director compensation policy, grants of equity awards are made pursuant to a plan approved by our Board of Directors that provides that each non-employee director be awarded annual equity grants with an estimated aggregate value of $105,000 in the form of restricted common stock.  The restricted stock is awarded on the date of our annual stockholders’ meeting, except for a director whose term is expiring and is not standing for re-election.  The number of shares of restricted common stock granted is determined by dividing $105,000 by the volume-weighted average stock price in the last sixty days of trading of the Company’s common stock as reported on the Nasdaq Global Market on the date of grant.  The restricted stock vests in one fourth increments per quarter over one year.  For 2010, the Board granted an award of 9,392 shares of restricted stock to each of Messrs. Dreyer, Jones, O’Donnell, Ungerer and Ms. Brownell.  The shares of restricted stock vest quarterly over a period of one year.

In addition to the above, under current director compensation policy, for each new director appointed or elected to our Board of Directors, a one-time equity grant of restricted common stock and/or options to purchase our common stock is awarded with an estimated aggregate value of $80,000, with the number of shares determined based on the highest closing price of our common stock as quoted on the Nasdaq Global Market over the last 60 days prior to the director’s appointment or election. This one-time equity grant is made on the date of the new director’s election or appointment to our Board of Directors.  In accordance with this policy, Messrs. John McCarter and John Rego, were each awarded 9,456 shares of restricted stock in October 2010.  The shares of restricted stock vest one-sixteenth each quarter over a period of four years.

Our Nominating and Corporate Governance Committee is currently undertaking a review and revision of the stock ownership guidelines to bring it in line with current marketplace practice.  However, as currently established at December 31, 2010, the multiple for targeted stock ownership requirements under our stock ownership guidelines for our directors is two times annual cash compensation.  All of our directors have achieved or surpassed the stock ownership guidelines, except for Messrs. McCarter and Rego who joined our Board in October 2010 and Messrs. Jones, O’Donnell and Ungerer who joined our Board in October 2009.   Each director has three years from the date they become subject to the guidelines to meet the guidelines.  Stock that counts towards satisfaction of the guidelines includes the following:

• Shares acquired upon stock option exercises;
• Vested, but unexercised, stock options;
• Shares owned directly through a brokerage account, including restricted shares but excluding restricted shares that are subject to achievement of performance goals;
• Shares owned indirectly, but beneficially owned (e.g. shares held by immediate family members that would be beneficially owned and reported as such);
• Shares attributable to an executive's vested account balance in any savings or retirement plan, deferred compensation plan, etc.;
• Shares owned outright by the executive or his or her immediate family members residing in the same household;
• Stock held in any Comverge 401(k) retirement savings plan;
• Stock held in any Comverge employee stock purchase plan;
• Restricted stock issued to Participant, whether or not vested, and stock acquired upon the reinvestment of dividends on such shares; and,
• Shares held in trust (Due to the complexities of trust accounts, requests to include shares held in trust must be submitted in writing to the Treasurer. The Treasurer will review the request with the Chairman and Chief Executive Officer and will make the final decision).

The Compensation Committee will from time to time review the compensation program for directors, consistent with its obligations under the Compensation Committee charter.

Director Compensation for the 2010 Fiscal Year

The following table sets forth the aggregate compensation awarded to, earned by or paid to our directors during fiscal 2010.

					Change in
					Pension Value
					And
	Fees				Nonqualified
	Earned	Stock	Option	Non-Equity	Deferred	All Other
	or Paid in	Awards	Awards	Incentive Plan	Compensation	Compensation
Name	Cash ($)	($) (1)	($) (2)	Compensation	Earnings	($)	Total ($)

Nora Mead Brownell (3)	$124,500	$108,008	—	—	—	—	$232,508

Alec G. Dreyer (4)	$154,500	$108,008	—	—	—	—	$262,508

A. Laurence Jones (5)	$ 62,500	$108,008	—	—	—	—	$170,508

John McCarter (6)	$ 17,500	$ 76,310	—	—	—	—	$ 93,810

Joseph O’Donnell (7)	$ 77,500	$108,008	—	—	—	—	$185,508

John Rego (8)	$ 17,500	$ 76,310	—	—	—	—	$ 93,810

Scott Ungerer (9)	$ 62,500	$108,008	—	—	—	—	$170,508
___________________________

(1)
For 2010, stock awards have been calculated to show the aggregate grant date fair value of awards computed in accordance with FASB Accounting Standards Codification Topic 718.  For additional discussion of assumptions made in the valuation, see “Note 15 – Stock Based Compensation” to our audited financial statements for the year ended December 31, 2010 as contained in our 2010 Annual Report on Form 10-K.

(2)
For 2010, stock options have been calculated to show the aggregate grant date fair value of awards computed in accordance with FASB Accounting Standards Codification Topic 718.  For additional discussion of assumptions made in the valuation, see “Note 15 – Stock Based Compensation” to our audited financial statements for the year ended December 31, 2010 as contained in our 2010 Annual Report on Form 10-K.

(3)
Fees earned by Ms. Brownell in 2010 included the following: i) cash retainer of $62,500; (ii)  special retainer of $20,000, approved by the Board for additional work resulting from the retirement of our former CEO; iii) cash in lieu of equity of $12,000 and iv) retainer of $30,000 as chairperson of our Compensation and Regulatory Committees.  For Ms. Brownell, stock awards reflect the value of 9,392 shares of restricted stock granted on May 5, 2010.

(4)
Fees earned by Mr. Dreyer in 2010 included the following:  i) cash retainer of $107,500 as Chairman of our Board of Directors; ii) special retainer of $20,000, approved by the Board for additional work resulting from the retirement of our former CEO; iii) cash in lieu of equity of $12,000, and iv) retainer of $15,000 as Chairman of our Audit Committee.  For Mr. Dreyer, stock awards reflect the value of 9,392 shares of restricted stock granted on May 5, 2010.

(5)	Fees earned by Mr. Jones in 2010 included a cash retainer of $62,500. For Mr. Jones, stock awards reflect the value of 9,392 shares of restricted stock granted on May 5, 2010.
(6)
Mr. McCarter joined our Board on October 26, 2010.  Fees earned by Mr. McCarter in 2010 included a cash retainer of $17,500.  For Mr. McCarter, stock awards reflect the value of 9,456 shares of restricted stock granted on October 26, 2010.

(7)
Fees earned by Mr. O’Donnell:  i) cash retainer of $62,500 and ii) retainer of $15,000 as Chairman of our Nominating and Corporate Governance Committee.  For Mr. O’Donnell, stock awards reflect the value of 9,392 shares of restricted stock granted on May 5, 2010.

(8)
Mr. Rego joined our Board on October 26, 2010.  Fees earned by Mr. Rego in 2010 included a cash retainer of $17,500.  For Mr. Rego, stock awards reflect the value of 9,456 shares of restricted stock granted on October 26, 2010.

(9)	Fees earned by Mr. Ungerer in 2010 included a cash retainer of $62,500. For Mr. Ungerer, stock awards reflect the value of 9,392 shares of restricted stock granted on May 5, 2010.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Comverge’s Code of Business Conduct and Ethics requires that all employees and directors avoid conflicts of interest that interfere with the performance of their duties or are not in the best interests of Comverge.

In addition, pursuant to its written charter, the Audit Committee reviews and approves all related party transactions between Comverge, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons as specified under Item 404 of Regulation S-K promulgated by the SEC after examining each such transaction for potential conflicts of interests and other improprieties.

Transactions with Related Persons

The Company did not enter into any related party transactions during fiscal year 2010.

HOUSEHOLDING OF PROXY MATERIALS

If you share an address with another stockholder, in accordance with SEC Rules on “Householding”, you may receive only one set of proxy materials unless you have provided contrary instructions. If you are a stockholder of record and wish to receive a separate set of proxy materials in the future, please contact our transfer agent, American Stock Transfer & Trust Company at: (800) 937-5449.

           If you are the beneficial owner of shares held through a broker, trustee or other nominee and you wish to receive a separate set of proxy materials in the future, please contact Broadridge Financial Solutions, Inc. at:  (800) 542-1061.

In addition, to request separate or multiple deliveries of these materials now or in the future, you may also submit a written request to the Corporate Secretary, Comverge, Inc., 5390 Triangle Parkway, Suite 300, Norcross, Georgia  30092.

ANNUAL REPORT

Accompanying this proxy statement is our Annual Report on Form 10-K for 2010. The Annual Report contains audited financial statements covering our fiscal years ended December 31, 2010, December 31, 2009, and December 31, 2008. Copies of our Annual Report on Form 10-K for 2010, as filed with the SEC, are available free of charge on the investor relations section of our website at http://ir.comverge.com or you can request a copy free of charge by calling (678) 392-4954 or sending an e-mail to invest@comverge.com. Please include your contact information with the request.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to our Bylaws, stockholder proposals submitted for consideration at the annual meeting and intended for inclusion in the proxy statement and form of proxy in accordance with applicable rules of the SEC, must be delivered in writing to the Secretary at our principal executive office of the Company not less than 120 days before the first anniversary of the date of the release of this proxy statement to stockholders. In addition, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Secretary at our principal executive office, not less than 90 days and not more than 120 days in advance of the first anniversary of the date of the release of this proxy statement to stockholders.

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. A proposal of a stockholder intended to be presented at the annual stockholders’ meeting to be held in 2012 must be received at our principal executive office no later than November 19, 2011, if the stockholder making the proposal desires such proposal to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Secretary at our principal executive office, no earlier than November 19, 2011 and no later than December 19, 2011.

Matthew H. Smith
Senior Vice President, General Counsel and Secretary

March 18, 2011
Norcross, Georgia

APPENDIX I

COMVERGE, INC.

PROPOSED SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
MARKED AGAINST
CURRENT FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

~~FIFTH~~SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COMVERGE, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

COMVERGE, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST:	The name of the Corporation is “Comverge, Inc.”
SECOND:
The original Certificate of Incorporation of the Corporation was filed in Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on October 6, 1997 under the name “Comverge Technologies, Inc.”

THIRD:
This ~~Fifth~~Sixth Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the ~~Fourth~~Fifth Amended and Restated Certificate of Incorporation of the Corporation~~, as amended,~~ was duly adopted in accordance with Sections 228, 242 and 245 of the DGCL.

FOURTH:	This ~~Fifth~~Sixth Amended and Restated Certificate of Incorporation shall become effective immediately upon its filing with the Secretary of State.
FIFTH:	The ~~Fourth~~Fifth Amended and Restated Certificate of Incorporation of the Corporation~~, as amended,~~ is hereby amended and restated to read in its entirety as follows:

ARTICLE I
NAME

The name of the Corporation is “Comverge, Inc.” (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT

The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, State of Delaware, 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III
PURPOSE

The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the DGCL.

ARTICLE IV
CAPITALIZATION

Section 4.1 Authorized Capital.

(a) The total number of shares of capital stock that the Corporation shall have the authority to issue is 165,000,000 shares of capital stock, consisting of (i) 150,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (ii) 15,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

(b) Subject to the provisions of this Certificate of Incorporation and the Preferred Stock Designation (as defined below) creating any series of Preferred Stock, the Corporation may issue shares of its capital stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation (the “Board of Directors”), which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

Section 4.2 Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series. Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the issuance of Preferred Stock in one or more series. With respect to each series of Preferred Stock authorized by it, the Board of Directors shall be authorized, subject to the rights of any series of Preferred Stock then outstanding and the provisions of this Certificate of Incorporation, to establish by resolution or resolutions, and by filing a certificate pursuant to applicable law of the State of Delaware (the “Preferred Stock Designation”), the following to the fullest extent now or hereafter permitted by the DGCL:

(i) the designation of such series;

(ii) the number of shares to constitute such series;

(iii) whether such series is to have voting rights (full, special or limited) or is to be without voting rights;

(iv) if such series is to have voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of Common Stock or one or more other series of Preferred Stock;

(v) the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;

(vi) the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

(vii) the dividend rights and preferences (if any) of such series, including, without limitation, (i) the rates of dividends payable thereon, (ii) the conditions upon which and the time when such dividends are payable, (iii) whether or not such dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (iv) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on Common Stock or any other series of Preferred Stock;

(viii) the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Corporation;

(ix) whether or not the shares of such series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (i) shares of Common Stock, (ii) shares of any other series of Preferred Stock or (iii) any other stock or securities of the Corporation;

(x) if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted; and

(xi) such other rights, powers and preferences with respect to such series as may to the Board of Directors seem advisable.

Any series of Preferred Stock may vary from any other series of Preferred Stock in any or all of the foregoing respects and in any other manner.

Section 4.3 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of holders of shares of Common Stock of the Corporation and shall be entitled to one vote for each share of Common Stock held. The number of authorized shares of Common Stock may be increased by the affirmative vote of holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b) of the DGCL.

(b) Subject to the prior rights and preferences (if any) applicable to shares of Preferred Stock of any series, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the preferential or other rights (if any) of the holders of shares of the Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. For purposes of this paragraph (c), a liquidation, dissolution or winding-up of the Corporation shall not be deemed to be occasioned by or to include (i) any consolidation or merger of the Corporation with or into another corporation or other entity or (ii) a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

(d) No holders of shares of capital stock of the Corporation shall have a preemptive right to purchase or subscribe for and receive shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of capital stock of the Corporation.

(e) No stockholder of the Corporation entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled.

ARTICLE V
DIRECTORS

Section 5.1 Number and Term~~; Classified Board~~.

(a) The number of directors of the Corporation shall from time to time be fixed exclusively by the Board of Directors in accordance with, and subject to the limitations set forth in, the bylaws of the Corporation (the “Bylaws”); provided, however, that the Board of Directors shall at all times consist of a minimum of three (3) and a maximum of fifteen (15) members. In no case will a decrease in the number of directors shorten the term of any incumbent director~~, although such decrease may result in an inequality of the classes until the expiration of such term~~.

~~(b) The members of the Board of Directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors.~~

(b) At the 2012 Annual Meeting of Stockholders, the successors of the Class II directors whose terms expire at that meeting shall be elected for a term expiring at the 2013 Annual Meeting of Stockholders and each shall hold office until the next succeeding annual meeting and until his or her successor shall be elected and shall qualify, but subject to prior death, resignation, retirement or removal; at the 2013 Annual Meeting of Stockholders, the successors of the Class III directors whose terms expire at that meeting shall be elected for a term expiring at the 2014 Annual Meeting of Stockholders and each shall hold office until the next succeeding annual meeting and until his or her successor shall be elected and shall qualify, but subject to prior death, resignation, retirement or removal.  At each annual meeting of stockholders after the 2013 Annual Meeting of Stockholders, all directors shall be elected for terms expiring at the next annual meeting of stockholders and each shall hold office until the next succeeding annual meeting and until his or her successor shall be elected and shall qualify, but subject to prior death, resignation, retirement or removal.   For purposes of clarification, the term for Class I directors elected at the 2011 Annual Meeting of Stockholders shall expire at the 2014 Annual Meeting of Stockholders.

(c) In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director ~~of the class of which he is a member~~ until the expiration of his current term, or his prior death, resignation, retirement or removal~~. The Board of Directors shall specify the class to which a newly created directorship shall be allocated, which shall be done in a manner to achieve equality of number of directors among the classes~~.

(d) A director shall hold office until the annual meeting of stockholders of the Corporation in the year in which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office~~. At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes~~.

(e) Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

(f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto~~, and such directors so elected shall not be divided into classes pursuant to this Section 5.1.~~ .

Section 5.2 Limitation of Personal Liability.

To the fullest extent now or hereafter permitted by the DGCL, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section 5.2 shall apply to or have any effect on the liability of any director for or with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE VI
BYLAWS

The Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws but only by the affirmative vote of a majority of the number of directors then in office; provided, however, that no such action shall be taken at any special meeting of the Board of Directors unless notice of such action is contained in the notice of such special meeting. Stockholders shall have the power to alter, amend, expand or repeal the Bylaws but only by the affirmative vote of the holders of not less than 66 2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class. An amendment of the Bylaws adopted by the stockholders ~~which~~that specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

ARTICLE VII
ACTIONS AND MEETINGS OF STOCKHOLDERS

Section 7.1 No Action by Written Consent.

No action shall be taken by the stockholders except at an annual or special meeting of stockholders. Stockholders may not act by written consent in lieu of a meeting.

Section 7.2 Meetings.

(a) Meetings of the stockholders (whether annual or special) may only be called by the Board of Directors or by such officer or officers of the Corporation as the Board of Directors may from time to time authorize to call meetings of the stockholders. Stockholders shall not be entitled to call any meeting of stockholders or to require the Board of Directors or any officer or officers of the Corporation to call a meeting of stockholders except as otherwise expressly provided in the Preferred Stock Designation creating any series of Preferred Stock.

(b) Stockholders shall not be entitled to propose business for consideration at any meeting of stockholders except as otherwise expressly provided in the Bylaws or in the Preferred Stock Designation creating any series of Preferred Stock.

(c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting. The person presiding at a meeting of stockholders may determine whether business has been properly brought before the meeting and, if the facts so warrant, such person may refuse to transact any business at such meeting which has not been properly brought before such meeting.

Section 7.3 Appointment and Removal of Officers.

The stockholders shall have no right or power to appoint or remove officers of the Corporation nor to abrogate the power of the Board of Directors to elect and remove officers of the Corporation. The stockholders shall have no power to appoint or remove directors as members of committees of the Board of Directors, establish qualifications for membership on committees, nor to abrogate the power of the Board of Directors to establish one or more such committees or the power of any such committee to exercise the powers and authority of the Board of Directors to the fullest extent permitted.

ARTICLE VIII
INDEMNIFICATION; INSURANCE

Section 8.1 Indemnification of Directors and Officers.

The Corporation shall indemnify, to the fullest extent permitted by applicable law and pursuant to the Bylaws, each person who is or was a director or officer of the Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL, from and against all expenses, liabilities or other matters arising out of or in any way related to their status as such or their acts, omissions or services rendered in such capacities.

Section 8.2 Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law, and all rights conferred upon stockholders, directors or any other persons by or pursuant to this Certificate of Incorporation are granted subject to this reservation. Notwithstanding the foregoing or any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, the provisions of this Article IX and of Article V, Article VI, Article VII and Article VIII may not be repealed or amended in any respect, and no provision inconsistent with any such provision or imposing cumulative voting in the election of directors may be added to this Certificate of Incorporation, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class; provided, however, that any amendment or repeal of Section 5.2 or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal; provided, further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the Series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

IN WITNESS WHEREOF, this ~~Fifth~~Sixth Amended and Restated Certificate of Incorporation has been executed for and on behalf and in the name of the Corporation by its duly authorized officer on ~~April 18, 2007.~~[_________], 2011.

COMVERGE, INC.

By:	~~/s/ Robert M Chiste~~ /s/ R. Blake Young
Name:	~~Robert M Chiste~~R. Blake Young
Title:	~~Chairman of the Board~~President, Chief Executive Officer, ~~President~~ and Director